Exhibit 10.7

EXHIBIT “E”

JOINT OPERATING AGREEMENT

between

HECLA MINING USA, INC.

and

TIMBERLINE RESOURCES CORPORATION

Snowstorm Trend Venture

Shoshone County, Idaho

i

TABLE OF CONTENTS

RECITALS

1

ARTICLE I - DEFINITIONS

1

ARTICLE II - REPRESENTATIONS, WARRANTIES AND CERTAIN

COVENANTS; TITLE TO ASSETS

7

2.1

Capacity of Participants

7

2.2

Additional Representations and Warranties

7

2.3

Manager’s Representations and Warranties

8

2.4

Record Title

8

2.5

Joint Loss of Title

8

2.6

Materiality of Representations, Warranties and Certain Covenants

8

ARTICLE III - NAME, PURPOSES AND TERM

8

3.1

General

8

3.2

Name

8

3.3

Purposes

8

3.4

Limitation

9

3.5

Effective Date and Term

9

ARTICLE IV - RELATIONSHIP OF THE PARTICIPANTS

9

4.1

No Partnership

9

4.2

Federal Tax Elections and Allocations

10

4.3

State and Local Income Tax

10

4.4

Tax Returns

10

4.5

Other Business Opportunities

10

4.6

Waiver of Right to Partition

10

4.7

Transfer or Termination of Rights to Properties

11

4.8

Implied Covenants

11

4.9

Employees

11

ARTICLE V - CONTRIBUTIONS BY PARTICIPANTS

11

5.1

Contributions

11

5.2

Additional Cash Contributions

11

ARTICLE VI - INTERESTS OF PARTICIPANTS

11

6.1

Initial Participating Interests

11

6.2

Changes in Participating Interests

12

6.3

Voluntary Reduction in Participation

12

6.4

Default in Making Contributions

13

6.5

Elimination of Minority Interest

14

6.6

Continuing Liabilities Upon Adjustments of Participating Interests

15

6.7

Expenditures Less than Budget-Restoration of Diluted Interest

15

ARTICLE VII - MANAGEMENT COMMITTEE

16

7.1

Organization and Composition

16

7.2

Decisions

16

7.3

Meetings

16

7.4

Action Without Meeting

17

7.5

Matters Requiring Approval

17

ARTICLE VIII - MANAGER

17

8.1

Appointment

17

8.2

Powers and Duties of Manager

17

8.3

Standard of Care

22

8.4

Resignation; Deemed Offer to Resign

22

8.5

Payments to Manager

23

8.6

Transactions With Affiliates

23

ARTICLE IX - PROGRAMS AND BUDGETS

24

9.1

Operations Pursuant to Programs and Budgets

24

9.2

[Intentionally left blank]

24

9.3

Preparation, Presentation and Content of Programs and Budgets

25

9.4

Submittal and Approval of Proposed Programs and Budgets

25

9.5

Election to Participate

26

9.6

Votes Required for Approval

26

9.7

Budget Overruns; Program Changes

28

9.8

Emergency Expenditures

28

9.9

Interim Program and Budget.

28

9.10

Non-Manager Programs

28

ARTICLE X - ACCOUNTS AND SETTLEMENTS

30

10.1

Monthly Statements

30

10.2

Cash Calls

30

10.3

Failure to Meet Cash Calls

30

10.4

Audits

31

ARTICLE XI - DISPOSITION OF PRODUCTION

31

11.1

Taking in Kind

31

11.2

Failure to Take in Kind

31

11.3

Sale of Products

32

ARTICLE XII - WITHDRAWAL AND TERMINATION

32

12.1

Termination by Expiration or Agreement

32

12.2

Withdrawal

32

12.3

Continuing Obligations

33

12.4

Disposition of Assets on Termination

33

12.5

Transfer Covenants

34

12.6

Right to Data After Termination

34

12.7

Continuing Authority

34

ARTICLE XIII - AREA OF INTEREST

35

13.1

General

35

13.2

Notice to Nonacquiring Participant

35

13.3

Option Exercised

35

13.4

Option Not Exercised

35

ARTICLE XIV - ABANDONMENT AND SURRENDER OF PROPERTIES

36

14.1

Surrender or Abandonment of Property

36

14.2

Reacquisition

36

ARTICLE XV - TRANSFER OF INTEREST

37

15.1

General

37

15.2

Limitations on Free Transferability

37

15.3

Preemptive Right

38

15.4

Exceptions to Preemptive Right

39

ARTICLE XVI - CONFIDENTIALITY

39

16.1

General

39

16.2

Exceptions

40

16.3

Press Releases

40

16.4

Duration of Confidentiality

40

ARTICLE XVII - GENERAL PROVISIONS

41

17.1

Notices

41

17.2

Waiver

41

17.3

Modification

41

17.4

Force Majeure

41

17.5

Governing Law

42

17.6

Rule Against Perpetuities

42

17.7

Further Assurances

42

17.8

Survival of Terms and Conditions

43

17.9

Entire Agreement; Successors and Assigns

43

17.10

Memorandum

43

17.11

Severability

43

17.12

Paragraph Headings

43

17.13

Monetary Amounts

43

17.14

Attorneys’ Fees

43

17.15

Dispute Resolution

44

17.16

Counterparts

44

v

EXHIBITS

EXHIBIT “E1”:

PROPERTIES

Part I

Properties

Part II

Property Agreements

Part III

Royalties and Exceptions

Part IV

Area of Interest

EXHIBIT “E2”:

ACCOUNTING PROCEDURES

EXHIBIT “E3”:

INSURANCE

EXHIBIT “E4”:

NET PROFITS INTEREST DEFINITION

EXHIBIT “E5”:

INITIAL PROGRAM AND BUDGET

JOINT OPERATING AGREEMENT

THIS JOINT OPERATING AGREEMENT (“Agreement”) is made effective as of the ____ day of _______________, 200___ (the “Effective Date”), between Hecla Mining USA, Inc., a Delaware corporation, with its principal place of business at 6500 N. Mineral Drive, Suite, 200, Coeur d’Alene, Idaho 83815-9408 (“Hecla”), and Timberline Resources Corporation, an Idaho corporation, with its principal place of business at c/o Stephen Goss, President, P.O. Box 5034, Spokane, Washington 99205 (“Timberline”).   Hecla and Timberline may be referenced in this Agreement jointly as the “Parties” or singly as a “Party.”

RECITALS

A.

The Parties also are parties to that certain Earn-In Agreement dated December 1, 2004 (the “Earn-In Agreement”), pursuant to which Timberline has made certain expenditures on or for the benefit of the Properties and Hecla has made certain elections, in consequence of which the Parties are executing this Agreement and, concurrently, have executed a Deed and Assignment dated as of the Effective Date (the “Deed and Assignment”).

B.

 Pursuant to the Deed and Assignment, the Parties now own the Properties (defined below) in the following proportions:  Hecla – 51%; Timberline – 49%.

C.

Hecla and Timberline wish to participate in the exploration, evaluation, development and mining of mineral resources within the Properties, all as provided in this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1

“Accounting Procedures” means the procedures set forth in Exhibit “E2”.

1.2

“Affiliate” means any person, partnership, joint venture, limited liability company, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant.  For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

1.3

“Agreement” means this Operating Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

1.4

“Area of Interest” means the area depicted on the attached map in Exhibit “E1” - Part IV that includes a one (1) mile buffer around exterior boundaries of the Properties.

1.5

“Assets” means the Properties, Products and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.

1.6

“Budget” means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made by the Participants.

1.7

“Commercial Production” means the period of time as is specified under the Feasibility Study as constituting projected normal commercial level mining production.

1.8

“Construction” means all work that is designed to bring a Mine into production in reasonable commercial quantities, and that provides for its subsequent operation.  It shall include but not be limited to engineering and design work, construction and installation of a mill or any other improvements to be used for the mining, handling, milling, processing, or other beneficiation of Products, as well as mine expansions, ore definition and attendant activities, and related Environmental Compliance.

1.9

“Construction Program” means a Program for the performance of Construction on the Properties.

1.10

“Currency” or  “$” means U.S. dollars unless otherwise stated.

1.11

“Default” means a Participant’s failure to fund its Participating Interest of an approved Program and Budget after electing to do so, and/or a Participant’s failure to perform any of its other obligations under this Operating Agreement.

1.12

“Development” means preparation for the removal and recovery of Products, including drilling, test mining, drifting, raising, tunneling, mucking, declining, preparing any Feasibility Study, other than the Pre-Feasibility Study, and other such work in preparation for the removal and recovery of Products on the Properties, but does not encompass, by itself, Construction and attendant activities designed to bring a Mine on any of the Properties into Production in reasonable commercial quantities, and related Environmental Compliance.

1.13

“Development Program” means a Program for the Development of the Properties

1.14

“Earn-In Agreement” shall have the meaning assigned to it in Recital A.

1.15

“Effective Date” means the date set forth in the initial paragraph of this Agreement.

1.16

“Environmental Compliance” means actions performed during or after Operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Properties or other compliance with Environmental Laws.

1.17

“Environmental Laws” means all Laws that relate to: (a) the prevention of pollution or environmental damage; (b) the remediation of pollution or environmental damage; (c) the control of hazardous wastes; (d) the use, generation, transport, treatment, disposal, removal or recovery of Hazardous Substances or Chemical Substances, including building materials; or, (e) the protection of the environment generally; including without limitation, the Clean Air Act, as amended; the Clean Water Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended; the Federal Water Pollution Control Act, as amended; the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended; the Safe Drinking Water Act, as amended; the Toxic Substance and Control Act (“TSCA”), as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Hazardous and the Solid Waste Amendments Act of 1984, as amended; the Oil Pollution Act of 1990, as amended; and the Emergency Planning and Community Right to Know Act (“EPCRA”) 42 U.S.C.A. 11001 et seq.

1.18

“Exploration” means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products, including but not limited to geological mapping, geochemical sampling, geophysical surveys, drilling (including additional drilling required after discovery of potentially commercial mineralization), and related Environmental Compliance.

1.19

“Exploration Area” means an area in the Area of Interest which the Management Committee has determined Exploration is warranted.

1.20

“Exploration Program” means a Program for Exploration of the Properties.

1.21

“Feasibility Study” means a study of the feasibility of developing and operating a Mine on the Properties, including an analysis of economic, geological, engineering, environmental, regulatory and other considerations, and containing the level of detail customary in the mining industry for a feasibility study presented to financial institutions for the purpose of seeking and obtaining financing for the development of a Mine.

1.22

“Governmental Authority” means any entity of or pertaining to government, including any federal, state, local, foreign, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

1.23

“Hazardous Substance”  means any substance that at any time shall be listed as “hazardous” or “toxic” in the regulations implementing the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) 43 U.S.C. 6901 et seq.; the Resource Conservation and Recovery Act (“RCRA”) 42 U.S.C.A. 6901 et seq.; the Toxic Substances Control Act (“TSCA”) 15 U.S.C.A. 2601 et seq.;  or the Emergency Planning and Community Right to Know Act (“EPCRA”) 42 U.S.C.A. 11001 et seq.; or that has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance and/or a threat to human health and/or the environment and regulated under applicable Law.

1.24

“Initial Contribution” means that contribution each Participant has made as shown in Section 5.1.

1.25

“Joint Account” means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Participants.

1.26

“Joint Property” shall mean the real and personal property to which the “Accounting Procedures” are applicable.

1.27

“Laws” means federal, state and local laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental Laws) that are promulgated, issued or enacted by a Governmental Authority having appropriate jurisdiction.

1.28

“Management Committee” means the committee established under Article VII.

1.29

“Manager” means the person or entity appointed under Article VIII to manage Operations, or any successor Manager.

1.30

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

1.31

“Mine” means the workings established and Assets acquired in order to bring the Properties or a portion thereof into Commercial Production, including, without limiting generality, development headings, plant and concentrator installations and all infrastructure, utilities, plant, housing, airport, roads and other facilities.

1.32

“Net Profits Interest” means certain amounts calculated as provided in Exhibit “E4”, which may become payable to a Participant under Section 6.5.

1.33

“Non-Manager” shall mean the Participant(s), whether one or more that is/are not the Manager.

1.34

“Non-Manager Program” is a Program that is proposed by a Non-Manager Participant as set forth in Section 9.10.

1.35

“Non-Consent Program” means a Program adopted by the Management Committee to which a Participant elects not to contribute.

1.36

 “Operations” means the activities carried out under this Agreement, including, without limitation, all operations necessary or proper for Exploration, Development, Construction, Production, Environmental Compliance, operation, protection and maintenance of the Joint Property.

1.37

“Participant” and “Participants” mean the persons or entities that from time to time have Participating Interests.

1.38

“Participating Interest” means the percentage interest representing the interest of a Participant in Assets and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder.  Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%).  Decimals of .005 or more shall be rounded up to .01, decimals of less than .005 shall be rounded down.  The initial Participating Interests of the Participants are set forth in Section 6.1.

1.39

Parties” means Timberline and Hecla and any other persons or entities who become subject to its terms in accordance with the provisions hereof.

1.40

 “Prime Rate” means the prime rate as listed in the Wall Street Journal (Source: Federal Reserve).  Said rate may change from day to day (which quoted rate may not be the lowest rate at which a Bank loans funds).

1.41

“Production” means the mining, extracting, producing, beneficiating, handling, milling or other processing, and transportation (from the Mine to the mill, smelter or refinery) of Products, and related Environmental Compliance.

1.42

 “Production Area” means the area within the Properties on which Production is occurring.

1.43

“Production Program” means a Program of Production conducted on the Properties after a Mine has achieved Commercial Production.

1.44

 “Products” means all ores, minerals and mineral resources or anything else of value produced from the Properties under this Agreement.

1.45

“Program” means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Manager.

1.46

 “Properties” means those interests in real property and all mineral estates (and portions thereof) therein described in Exhibit “E1” and all other interests in real property within the Area of Interest which are made subject to this Agreement pursuant to Article XIII, subject to the obligations pertaining thereto under applicable law or pursuant to Property Agreements noted in Exhibit “E1”.

1.47

“Property Agreements” means those leases, licenses, options, purchase and sale agreements or other instruments to which any of the Properties are held or acquired pursuant to this Agreement.  Property Agreements in effect as of the date of this Agreement are described in the attached Exhibit “E1”.

1.48

 “Reclamation Program” means a Program in which the primary purpose is to conduct reclamation and other Environmental Compliance activities, including but not  limited to reclaiming disturbed lands, water quality monitoring and treatment, if required, disposal of Assets and other attendant activities to reclaim and close a Mine on the Properties in accordance with applicable Laws and permit requirements.

1.49

“Transfer” means sell, grant, assign, lease, sublease, release, encumber, pledge or otherwise commit or dispose of.

1.50

 “Venture” means the business arrangement of the Participants under this Agreement.

All words not defined herein shall first be construed as commonly used in the mining industry. If there is no such usage in the mining industry then such words shall be given its common understanding.

ARTICLE II
REPRESENTATIONS, WARRANTIES, AND CERTAIN COVENANTS;
TITLE TO ASSETS

2.1

Capacity of Participants.  Each of the Participants represents and warrants as follows:

(a)

that it is a corporation duly incorporated and in good standing in its state or jurisdiction of  incorporation and that it is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

(b)

that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c)

that it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

(d)

that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms;

2.2

Additional Representations and Warranties.  Hecla and Timberline agree that the representations and warranties made by each of them in the Earn-In Agreement are incorporated into this Agreement in their entirety by this reference and shall be deemed to have been made again (and shall be true and correct) as of the date of this Agreement.   Timberline, having had the primary responsibility for the Properties from the effective date of the Earn-In Agreement until the Effective Date of this Agreement represents to Hecla that, except as otherwise disclosed by Timberline to Hecla in writing and except for matters within the control of Hecla or its Affiliates, Timberline is unaware of any fact or circumstance arising with respect to the Properties during that time period that would make any of the representations made by Hecla materially incorrect as of the Effective Date of this Agreement.  Hecla acknowledges and agrees that the activities conducted by Timberline under the Earn-In Agreement have been in compliance with the Earn-In Agreement.

2.3

Manager’s Representations and Warranties. Hecla, as Manager, represents and warrants to Timberline that it has or will obtain the necessary labor and equipment to conduct Programs and Budgets.

2.4

Record Title. Record title to the Properties, and title to all other Assets, shall be held in the name of the Manager for the benefit of the Participants in proportion to their Participating

Interests as adjusted from time to time.  Each Participant shall have an undivided interest in the Assets equal to its Participating Interest as adjusted from time to time.

2.5

Joint Loss of Title.  Any failure or loss of title to the Assets, and all costs of defending title, shall be charged to the Joint Account, except that all costs and losses arising out of or resulting from breach of the representations and warranties of a Participant hereunder shall be charged to that Participant.

2.6

Materiality of Representations, Warranties and Certain Covenants.  All representations and warranties and covenants made in this Article II are material to this Joint Operating Agreement and the Parties in entering into it.

ARTICLE III
NAME, PURPOSES AND TERM

3.1

General.  Hecla and Timberline hereby enter into this Agreement for the purposes hereinafter stated, and they agree that all of their rights and all of the Operations on or in connection with the Properties shall be subject to and governed by this Agreement.

3.2

Name.  The name of this Venture shall be the Snowstorm Trend Venture.  The Manager shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes.

3.3

Purposes.  This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes:

(a)

to conduct Exploration on the Properties;

(b)

to evaluate the possible Development and Construction of a Mine on the Properties;

(c)

to engage in the Development and Construction of a Mine on the Properties;

(d)

to engage in Production Operations on the Properties;

(e)

to engage in the storage, or removal and storage, of Products, to the extent permitted by Article XI;

(f)

to engage in Environmental Compliance, including, but not limited to, closure and reclamation of the Properties;

(g)

all improvements made and other facilities constructed by the Venture shall be exclusively for the benefit of the Venture and any use for other activities shall require appropriate compensation to the Venture; and

(h)

to perform any other lawful activity necessary, appropriate, or incidental to any of the foregoing.

3.4

Limitation.  Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Section 3.3, and nothing in this Agreement shall be construed to enlarge such purposes.

3.5

Effective Date and Term.  The term of this Agreement shall be for twenty (20) years from the Effective Date and for so long thereafter as Products are produced from any of the Properties, unless the Agreement is earlier terminated as herein provided, or extended as agreed by the Participants in writing.

ARTICLE IV
RELATIONSHIP OF THE PARTICIPANTS

4.1

No Partnership.  Nothing contained in this Agreement shall be deemed to constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them.  It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership.  Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein.  The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective.  Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.  Each Participant shall indemnify, defend and hold harmless the other Participant, its directors, officers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities (including litigation costs and attorneys’ fees) arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

4.2

Federal Tax Elections and Allocations.  The Participants agree that their relationship shall not constitute a tax partnership within the meaning of Section 761(a) of the United States Internal Revenue Code of 1986, as amended.

4.3

State and Local Income Tax.  The Participants also agree that, to the extent permissible under applicable law, their relationship shall be treated for state and local income tax purposes in the same manner as it is for Federal income tax purposes.

4.4

Tax Returns.  Each of the Participants shall prepare and file any tax returns or other tax forms required for their interest in the Venture.  Manager shall prepare and provide to the Participants on a timely basis all information necessary to enable the Participants to do so.

4.5

Other Business Opportunities.  Except as expressly provided in this Agreement, (including without limitation, Section 12.5) each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other.  The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or operation of either Participant, and, neither Participant shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of this Agreement.  Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant’s share of Products in any facility owned or controlled by such Participant.

4.6

Waiver of Right to Partition.  The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by statute.

4.7

Transfer or Termination of Rights to Properties.  Except as otherwise provided in this Agreement, neither Participant shall transfer all or any part of its interest in the Assets or this Agreement or otherwise permit or cause such interests to terminate.

4.8

Implied Covenants.  There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

4.9

Employees.  Employees of the Manager are not and shall not be deemed employees of the non-managing Participant(s) or of the Venture.

ARTICLE V
CONTRIBUTIONS BY PARTICIPANTS

5.1

Initial Contributions.

(a)

Timberline will contribute its unpatented lode mining claims and other property interests set forth in Exhibit “E1”- Part I to this Joint Operating Agreement.  The agreed value of Timberline’s Initial Contribution under this clause (a) shall be $4,900,000.00.

(b)

Hecla will contribute its patented mining claims, real properties and other rights within the Property as well as any geologic data relevant to the Property.  The specific mining claims and other property interests of Hecla within the Property are more specifically identified in Exhibit “E1” - Part I to this Joint Operating Agreement.  The agreed value of Hecla’s Initial Contribution under this clause (b) shall be $5,100,000.00.

5.2

Additional Cash Contributions.  The Participants, subject to any election permitted by Section 6.3, shall be obligated to contribute funds to adopted Programs and Budgets in proportion to their respective Participating Interests.

ARTICLE VI
INTERESTS OF PARTICIPANTS

6.1

Initial Participating Interests.  The Participants shall have the following initial Participating Interests in all Assets:

Hecla - 51%

Timberline - 49%

Unless changed pursuant to other provisions of this Agreement, all costs and liabilities incurred in the Operations shall be borne and paid, and all Assets acquired, and all Products mined in the course of Operations shall be owned by the Participants in proportion to the above-percentage Participating Interests.

6.2

Changes in Participating Interests.  A Participant’s Participating Interest shall be changed as follows:

(a)

Upon an election by a Participant pursuant to Section 6.3 to contribute less to an adopted Program and Budget than the percentage reflected by its Participating Interest;

(b)

In the event of default by a Participant in making its agreed upon contribution to an adopted Program and Budget, followed by an election by the other Participant to invoke Section 6.4(b);

(c)

Upon reduction of Participating Interest to less than 10% under Section 6.5;

(d)

Upon restoration of a diluted Participating Interest under Section 6.7;

(e)

Pursuant to Section 9.5(a);

(f)

Transfer by a Participant of less than all its Participating Interest in compliance with Article XV; or

(g)

Acquisition of less than all of the Participating Interest of the other Participant, however arising.

In the event of changes to a Participant’s Participating Interest pursuant to Section 6.2(b), (f) or (g), the deemed value of the Participants’ respective initial contributions under Section 5.1 and the total of their respective contributions under Section 5.2 shall be adjusted to be consistent with the Participating Interests of the Participants resulting from those changes.  Upon a restoration of a diluted Participating Interest under Section 6.7, any adjustment pursuant to the preceding sentence shall be readjusted to reflect such restoration.

6.3

Voluntary Reduction in Participation.

(a)

Pursuant to Section 9.6, a Participant may:  1) elect to limit its contributions to an adopted Program and Budget to some lesser amount than its Participating Interest share of Program expenditures; or, 2) elect to make no contribution.

(b)

If a Participant elects to contribute to an adopted Program and Budget in some amount less than its Participating Interest, or not to contribute at all, then the Participating Interest of each Participant in the Properties shall be recalculated at the time of election by dividing:  1) the sum of (i) the deemed value of the Participant’s initial contribution (as the same may be adjusted pursuant to the last paragraph of Section 6.2), plus (ii) the total of the Participant’s prior contributions under Section 5.2 (as the same may be adjusted pursuant to the last paragraph of Section 6.2) plus (iii) the amount, if any, which the Participant has elected to contribute to the adopted Program and Budget; by 2) the sum of (i), (ii) and (iii) above for all Participants; and then multiplying the result by one hundred.  The Participating Interest of the other Participant shall thereupon become the difference between 100% and the recalculated Participating Interest.

6.4

Default in Making Contributions.

(a)

If a Participant Defaults in making a contribution or cash call required by a Program and Budget approved by Management Committee to which that Participant has elected to contribute under Sections 9.5 or 9.6, the non-defaulting Participant may advance the defaulted contribution on behalf of the defaulting Participant and treat the same, together with any accrued interest, as a demand loan bearing interest from the date of the advance at the rate provided in Section 10.3.  The failure to repay said loan upon demand shall be a Default.  Each Participant hereby grants to the other a lien upon its Participating Interest in the Properties and a security interest in its rights under this Agreement and in its Participating Interest in other Assets, Products, and the proceeds therefrom, to secure any loan made hereunder, including interest thereon, reasonable attorneys’ fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien or security interest, or both.  A non-defaulting Participant may elect the applicable remedy under this Section 6.4(a) or under 6.4(b), or, to the extent a Participant has a lien or security interest under applicable law, it shall be entitled to its rights and remedies at law and in equity.  All such remedies shall be cumulative.  The election of one or more remedies shall not constitute a waiver of the right to elect any other remedies.  At any time at the request of any Participant, the defaulting Participant shall prepare, execute and deliver and file or record such instrument or instruments as are necessary to perfect such liens and security interests in favor of the other Participants.  Each Participant hereby irrevocably appoints the others as its attorney(s)-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions of this Section 6.4(a).  Loans under this Section 6.4(a) shall bear interest at the Prime Rate.

(b)

The Participants acknowledge that if a Participant Defaults in making a contribution, or a cash call, or in repaying a loan, as required hereunder, it will be difficult to measure the damages resulting from such Default.  In the event of such Default, as reasonable liquidated damages, the non-defaulting Participant may, with respect to any such Default not cured within sixty (60) days after notice to the defaulting Participant of such Default of an Exploration, Development, Construction, Production, and/or Reclamation Program and corresponding Budget(s), the non-defaulting Participant may elect to have the defaulting Participant’s Participating Interest permanently reduced as provided in Section 6.3(b), and further reduced by multiplying the result by 90%.  Amounts treated as a loan pursuant to Section 6.4(a) and interest thereon shall be included in the calculation of the defaulting Participant’s reduced Participating Interest.  The non-defaulting Participant’s Participating Interest in the Area of Interest shall, at such time, become the difference between 100% and the further reduced Participating Interest.  Such reductions shall be effective as of the date of the Default.

6.5

Elimination of Minority Interest.

(a)

Upon the reduction of a Participant’s Participating Interest in the Properties to less than 10%, the Participant’s Participating Interest shall be converted to a 4% Net Profits Interest in the Properties.  Such Participant shall be deemed to have transferred to the remaining Participant(s) its Participating Interest pro rata.  Such transfer will be without cost and free and clear of royalties, liens, or other encumbrances arising by, through or under such transferring Participant, except: 1) those contained in the Property Agreements or as may be added from time to time to Part II of Exhibit “E1”, pursuant to the terms hereof; and, 2)such other interests and exceptions to which both Participants have given their written consent after the date of this Agreement.  The transferring Participant shall execute and deliver all instruments as may be necessary to effect the transfer of its Participating Interest, reserving in such instruments the Net Profits Interest.  The transfer under this Section 6.5(a) shall not relieve the transferring Participant of its share of liabilities to third persons including Environmental Compliance (whether such accrued before or after such transfer) arising out of Operations conducted prior to the transfer.  The transferring Participant’s share of such liability shall be equal to its Participating Interest at the time such liability was incurred.

(b)

Subject to Sections 15.2(j) and 15.3, the Net Profits Interest provided under this Section 6.5 shall be freely transferable by the Participant receiving it, and it shall be binding upon and inure to the benefit of the Participants and their respective successors and assigns.

6.6

Continuing Liabilities Upon Adjustments of Participating Interests.  No reduction of a Participant’s Participating Interest under this Article VI shall relieve such Participant of its share of any Environmental Compliance or other liability arising out of Operations conducted prior to such reduction, whether it accrues before or after such reduction, whether it was known or unknown at that time, and whether it becomes an enforceable right before or after such reduction.  For purposes of this Article VI, such Participant’s share of such liability shall be equal to its Participating Interest at the earliest time such liability, or conduct giving rise to such liability, was created or incurred.  The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant’s Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those 1) contained in the Property Agreements or as may be added from time to time to Part II of Exhibit “E1”, pursuant to the terms hereof; and, 2) such other interests and exceptions to which both Participants have given their written consent after the date of this Agreement..  An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant’s Participating Interest shall be shown in the books of the Manager.  However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments reasonably necessary to evidence such adjustment, or to grant or confirm a Net Profits Interest arising under this Article VI, in form sufficient for recording in the jurisdiction where the Properties are located.

6.7

Expenditures Less Than Budget-Restoration of Diluted Interest.

 If at any time after the conclusion of a Program and Budget in which a Participant made an election under Article VI and diluted under Article VI (“Diluting Participant”) and the Non-Diluting Participant or Participants expended or incurred obligations of less than eighty percent (80%) of the Budget upon which the Diluting Participant made the election under Article VI, the Manager shall, within thirty (30) days from the completion of the Program notify the Diluting Participant in writing of such circumstance.  The Diluting Participant may elect, within thirty (30) days from receipt of the notice, to reimburse the Non-Diluting Participant or Participants for the Diluting Participant’s proportionate share (at the Diluting Participant’s former Participating Interest in the Properties to whichever such Program applied) of the actual amount expended or incurred for the Program.  Such reimbursement shall restore and maintain the Participating Interest of the Diluting Participant which existed prior to the election under Article VI and dilution under Article VI.  All Participants shall execute all necessary documents to effectuate the restoration of the diluted Participating Interest.

ARTICLE VII
MANAGEMENT COMMITTEE

7.1

Organization and Composition.  The Participants hereby establish a Management Committee consisting of four (4) members to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of two member(s) appointed by Timberline and two member(s) appointed by Hecla.  Each Participant may appoint one or more alternates to act in the absence of a regular member.  Any alternate so acting shall be deemed a member.  Appointments shall be made or changed by notice to the other Participant prior to the meeting at which the member is to act.

7.2

Decisions.  Each Participant, acting through its appointed members, shall have one vote on the Management Committee.  The votes shall be weighted according to each Participant’s Participating Interest, and, all decisions shall be made by majority vote of the Participating Interests, except decisions in which unanimous approval is required under Section 9.6 or as otherwise provided in the Accounting Procedures.  In the event of a deadlock on a proposed Program or on any other management matters relating to this Agreement or the Venture, Participants shall follow the Dispute Resolution procedures in Section 17.15.

7.3

Meetings.  The Management Committee shall hold regular meetings at least quarterly at a place to be designated by the Manager, or at other mutually agreed places.  The Manager shall give thirty (30) days’ notice to the Participants of such regular meetings.  Additionally, a Participant may call a special meeting upon fifteen (15) days’ notice to the Manager and the other Participant(s).  In case of an emergency, reasonable notice of a special meeting to consider the emergency matter only shall suffice.  There shall be a quorum if at least one member representing each Participant is present in person or by conference telephone; provided, however, that if a quorum is not present, those members in attendance may adjourn the meeting to the same time and place seven (7) days later, and provided further that a quorum shall be deemed present at the adjourned meeting if at least one Participant is represented.  Each notice of a regular meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered in any type of meeting with the consent of all Participants.  The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within ten (10) days after the meeting.  The minutes, when signed by all Participants, shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Participants.  The minutes will be deemed approved if no objections are stated by a Participant to the Manager in writing within twenty (20) days after receipt.  If personnel employed in Operations are required to physically (rather than by telephone) attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost.  All other costs of attendance shall be paid by the Participants individually.

7.4

Action Without Meeting.  In addition to or in lieu of meetings, the Management Committee may hold telephone conferences, so long as no Participant objects and all decisions are immediately confirmed in writing by the Participants.

7.5

Matters Requiring Approval.  Except as otherwise delegated to the Manager in Section 8.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.

ARTICLE VIII
MANAGER

8.1

Appointment.  The Participants hereby appoint Hecla as the Manager with overall management responsibility for Operations.  Hecla hereby agrees to serve until it resigns or is deemed to have resigned as provided in Section 8.4.

8.2

Powers and Duties of Manager.  Subject to the terms and provisions of this Agreement, the Manager shall have the following powers and duties and obligations which shall be discharged in accordance with adopted Programs and Budgets:

(a)

The Manager shall manage, direct and control Operations and shall prepare and present to the Management Committee proposed Programs and Budgets as provided in Article IX.

(b)

The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

(c)

The Manager shall: 1) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all circumstances; and, 2) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions.  The Manager shall select and employ at competitive rates all supervision and labor necessary or appropriate to all operations hereunder.  All persons employed hereunder, excluding persons covered under 8.2(i), the number thereof, their hours of labor and their compensation shall be determined by the Manager.

(d)

The Manager shall:  1) make or arrange for all payments required by leases, subleases, surface use agreements, licenses, permits, contracts, Property Agreements and other agreements related to the Assets and Properties; 2) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant’s sales revenue or net income; and, 3) do all other acts reasonably necessary to maintain the unencumbered title to and good condition of the Assets and the Properties.  The Manager shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets and Properties to be lost as the result of the nonpayment of any taxes, assessments or like charges.

(e)

The Manager shall:  1) apply for all necessary permits, licenses and approvals; 2) comply with applicable federal, state and local laws and regulations; 3) notify promptly the Management Committee of any allegations of substantial violation thereof; and, 4) prepare and file all reports or notices required for Operations.  The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager’s good faith efforts to comply, and the Manager has timely cured or disposed of such violation through performance, or payment of fines and penalties.

(f)

The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations.  Manager shall bring to the attention of the Management Committee all such actions.  The Non-Managing Participant shall have the right to participate, at its own expense, in such litigation or administrative proceedings.  The non-managing Participant shall approve in advance any settlement involving payments, commitments or obligations in excess of $100,000 in cash or value, unless part of an approved Program and Budget, or as otherwise approved by the Management Committee.

(g)

The Manager shall provide insurance for the benefit of the Participants as provided in Exhibit “E3”.

(h)

The Manager may dispose of Assets, whether by abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Article XIV.  However, without prior authorization from the Management Committee, the Manager shall not:  1) dispose of Assets in any one transaction having a value in excess of fifty thousand dollars ($50,000.00); 2) except as permitted in Section 11.3, enter into any sales contracts or commitments for Product; 3) begin a liquidation of the Venture; or, 4) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture.

(i)

The Manager shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors, but shall nevertheless remain responsible to the Participant(s) for the proper carrying out of such responsibilities.

(j)

The Manager shall perform or cause to be performed during the term of this Agreement all assessment and other work and/or pay fees or rental payments required by law in order to maintain any unpatented mining claims that are included in the Properties in good standing.  The Manager shall have the obligation to perform any assessment work pursuant to a common plan of Exploration, Development, Construction, Operating or Reclamation, and continued actual occupancy of such claims and sites shall not be required.  The Manager shall not be liable on account of any determination by any court or governmental agency that work performed by the Manager does not constitute required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims, provided that any work done is in accordance with the adopted Program and Budget.  The Manager shall timely record and file with the appropriate United States agency and the appropriate state and county offices, affidavits in proper form attesting to the performance of assessment work or notices of intent to hold in proper form, and allocating therein, to or for the benefit of each claim, at least any minimum amount, if any, required by law to maintain such claim or site.

(k)

If authorized by the Management Committee, the Manager may:  1) locate, amend or relocate any unpatented mining claim or mill site or tunnel site; 2) locate any fractions resulting from such amendment or relocation; 3) apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites; 4) abandon any unpatented mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby; 5) abandon any unpatented mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby; 6) exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground; and 7) convert any unpatented claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any federal law hereafter enacted.

(l)

The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry.

(m)

At all reasonable times, the Manager shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect, audit and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations; such information will be provided to the Management Committee at the cost of the Venture and if additional copies are required by a Participant, they will be paid for by that Participant.  In addition, the Manager shall allow the non-managing Participant, at the latter’s sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not interfere with Operations.

(n)

The Manager shall prepare or have prepared and submit to the Management Committee an Environmental Compliance plan for all Operations consistent with the requirements of any applicable Laws or contractual obligations.  The Environmental Compliance plan shall contain a description and analysis of the methods and costs and all other relevant aspects of such Environmental Compliance, the purpose of which shall be to establish a fund to finance costs and expense anticipated to be incurred in connection with the  Environmental Compliance (including, but not limited to, satisfaction of the financial assurance requirements of any applicable Law or contractual obligation pertaining to Environmental Compliance).  To the extent practical, the Environmental Compliance plan shall incorporate concurrent reclamation of Properties disturbed by Operations.  The Management Committee shall determine, based upon the Environmental Compliance Plan, the total cost, including capital budget, which the Management Committee reasonably estimates will be required to implement the Environmental Compliance plan, including a schedule of the timing of the capital requirements for such purpose, and shall promptly establish a reclamation fund to meet such capital requirements and any bonding or financial assurance requirements.  The Environmental Compliance fund shall be funded by contribution of the Participants, in proportion to their Participating Interest in the Properties to which the Environmental Compliance fund relates, in such amounts and at such times as the Management Committee shall determine.  The amounts determined by the Management Committee for purposes of funding the Environmental Compliance fund shall be included in the applicable Programs and Budgets for the related periods.  Manager may withhold a portion of proceeds from sale of Products in an amount sufficient to meet expected Environmental Compliance expenditures as approved by the Management Committee.  Any unused portion of the Environmental Compliance fund remaining after reclamation of the Properties to which the Environmental Compliance fund relates shall be distributed to the Participants in the same proportion as their respective contributions to the Environmental Compliance fund; provided, however, that a Participant’s right to such distribution, if any, shall only apply so long as the Participant retains a Participating Interest in the Properties to which the Environmental Compliance fund relates.

(o)

The Environmental Compliance funds provided for in Section 6.2(n) shall be deposited into an Environmental Compliance Fund to be maintained by the Manager in a separate, interest-bearing cash management account, which may include, but is not limited to, money market investments and money market funds, and/or in longer term investments if approved by the Management Committee.  Such funds shall be used solely for Environmental Compliance and Continuing Obligations, including the committing of such funds, interests in property, insurance or bond policies, or other security to satisfy Laws regarding financial assurance for the reclamation or restoration of the Properties, and for other Environmental Compliance requirements.

(p)

The Manager may conduct environmental audits or reviews on an annual or as needed basis, and the cost and expense of such audits or reviews shall be charged to the joint account and shall be borne by the Participants proportionately based on their Participating Interest at the time of the audit or review, so long as the audits or reviews are part of an approved Program and Budget.

(q)

Manager shall make withholdings from payments to Participants that are required by applicable law.

(r)

If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no more favorable to the Affiliate than would be the case with unrelated persons in an arms-length transaction.

(s)

The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing including the arrangement of any additional debt financing and security documentation which the Management Committee may determine is necessary or desirable to complete a Construction Program and to provide reasonable completion guarantees respecting a Construction Program to any lender which makes such guarantees a condition to lending of funds to a Participant.

The Manager shall not be in default of any duty under this Section 8.2 if its failure to perform results from the failure in whole or in part of the Non-Manager Participant(s) to perform acts or to contribute amounts required of it by this Agreement.

8.3

Standard of Care.  The Manager shall conduct all Operations in a good, workmanlike, safe and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, subleases, licenses, permits, plans of operation, contracts and other agreements pertaining to Assets and Properties.  The Manager shall not be liable to any Non-Manager Participant or to the Venture for any act or omission resulting in damage or loss to the Venture except to the extent caused by or attributable to the Manager’s willful misconduct, bad faith, or gross negligence.

8.4

Resignation; Deemed Offer to Resign.  The Manager may resign upon ninety (90) days’ prior notice to the other Participant(s), in which case the other Participant may elect to become the new Manager by notice to the resigning Participant within thirty (30) days after the notice of resignation.  If any of the following shall occur, the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other Participant, if at all, within ninety (90) days following such deemed offer:

(a)

The Participating Interest of the Manager becomes more than ten percent (10%) less than the Participating Interest held by the other Participant, or if there are more than two Participants, more than ten percent (10%) less than the Participating Interest held by any one of the other Participants; or

(b)

The Manager fails to perform or in good faith commence a material obligation imposed upon it under this Agreement and action to cure said failure immediately upon becoming aware of it or upon receipt of notice from the other Participant but if such matter is disputed as not being a material obligation then if curing same is not initiated within two (2) days after resolution of a dispute in favor of the Non-Manager Participant; or

(c)

The Manager fails to pay or contest in good faith its bills within thirty (30) days after they are due; or

(d)

A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within ten (10) days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

(e)

The Manager fails to pay its or Venture debts as such debts become due; or

(f)

Entry is made against the Manager of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

8.5

Payments to Manager.  The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

8.6

Transactions With Affiliates.  If the Manager engages Affiliates to provide services hereunder, it shall do so on terms to the Venture in accordance with the Accounting Procedure.

ARTICLE IX
PROGRAMS AND BUDGETS

9.1

Operations Pursuant to Programs and Budgets.  Except as set forth in Sections 9.8 and 9.9, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to adopted Programs and Budgets.  Five general types of Programs may be proposed:  Exploration, Development, Construction, Production and Reclamation Programs.

9.2

[Intentionally left blank.]

9.3

Preparation, Presentation and Content of Programs and Budgets.

(a)

Content of Programs.  Proposed Programs and Budgets shall be prepared by the Manager.  Each Program shall be accompanied by and include a corresponding Budget and shall designate precisely the area on which Operations are to be performed, describe work to be performed, and state the estimated period of time required to perform the work.  Each Program shall state whether it is an Exploration Program, Development Program, Construction Program, Operating Program or Reclamation Program.

(b)

Content of Budgets.  Each Budget shall be prepared in reasonable detail and shall set forth each expenditure of fifty thousand dollars ($50,000.00) or more for a budgeted item which, under generally accepted accounting treatment, would be capitalized.  Each Budget for an Exploration Program, as near as is practicable, shall show the estimated expenditures for each calendar quarter covered by the Budget period.  Each Budget for any Development, Construction, Operating or Reclamation Program, as near as is practicable, shall show the estimated expenditures for each month covered by the Budget period.

(c)

Initial Program and Budget.  Manager shall prepare the Initial Program and Budget for review by the Participants within ninety (90) days after the Effective Date.  The Initial Program and Budget shall take into consideration the Phase II Exploration Program prepared under the Earn-In Agreement.  When approved by the Management Committee in accordance with Section 9.4, the Initial Program and Budget shall be attached as Exhibit “E5” to this Agreement and shall be performed by Manager in accordance with the terms of this Agreement.

(d)

Duration.  An Exploration Program and Budget is anticipated to be for a period of one (1) calendar year from date of commencement.  A Development or Construction or Reclamation or Production Program and Budget is anticipated to extend for a period of at least one (1) year, but may extend for such longer periods as is reasonably necessary to complete the Program but in no case longer than three (3) years.  No more than two (2) Programs will be carried out at a time within the Properties unless there is unanimous approval by the Management Committee.

(e)

Review.  Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at a regular meeting of the Management Committee.  During the period encompassed by any Program and Budget, and at least two (2) months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Participants.

9.4

Submission and Approval of Proposed Programs and Budgets.

(a)

Submission of Manager’s Program and Budget.  Within thirty (30) days after Manager submits a proposed Program and Budget to the Management Committee, the non-managing Participant shall submit to the Management Committee:

1)

Notice that the non-managing Participant approves of the Program and Budget; or

2)

Proposed modifications of the proposed Program and Budget, which shall include detailed specific objections regarding the proposed Program and Budget.

If a non-managing Participant fails to give either of the foregoing responses within the allotted time, the failure shall be deemed an approval by the non-managing Participant of the Manager’s proposed Program and Budget.  If a non-managing Participant makes a timely submission to the Management Committee pursuant to Section 9.4(a)(ii), then the Management Committee shall within the following thirty (30) days meet to consider the proposed Program and Budget and proposed modifications.  At that meeting, the Management Committee shall seek to develop a Program and

Budget acceptable to both the Participants.  Failing approval by the Management Committee, the Parties shall follow the dispute resolution procedures set forth in Section 17.15.

(b)

Feasibility Study.  Any Participant may propose to the Management Committee at any time that a Feasibility Study, evaluating the feasibility of opening or expanding a mine on a particular area of the Properties be conducted on behalf of the Venture.  If the Management Committee does not approve of the preparation of such Feasibility Study, then the Participant proposing it may cause such Feasibility Study to be prepared at its sole expense.  Promptly upon completion of the Feasibility Study, the Participant preparing it shall present it to the Management Committee for evaluation.  If a Construction Program is then adopted by the Management Committee, based primarily on the Feasibility Study, any Participant that did not contribute to the costs of preparing the Feasibility Study, shall either reimburse the Participant who prepared the Feasibility Study in proportion to the Participating Interest of the non-preparing Participant plus an additional penalty of fifteen percent (15%) of the amount of such reimbursement, or be diluted in accordance with Section 6.3(b).

9.5

Election to Participate.

(a)

Deadline for Election.  By notice to the Management Committee within sixty (60) days after the adoption of a Program and Budget for any Program except a Construction Program for which the time shall be one hundred twenty (120) days, a Participant may elect to contribute to such Program and Budget in some lesser amount than its Participating Interest, or not to contribute at all, in which cases its Participating Interest shall be recalculated as provided in Section 6.3, or the Participant not contributing to its full interest can request from the other Participant(s) that its contribution short-fall be financed (i.e., carried) through the other Participants.  Nothing herein shall be interpreted or construed to require one Participant to finance or “carry” another Participant’s contribution.  If a Participant fails to make such an election within the sixty (60) (excepting for a Construction Program which is one hundred and twenty (120) days), the Participant shall be deemed to have elected not to contribute to such Program and Budget in proportion to its Participating Interest as of the beginning of the period covered by the Program and Budget.

(b)

Contributions Schedule.  Contributions for an Exploration Program shall be made at the beginning of each calendar quarter of the Budget period.  Contributions for a Development, Construction, Operating or Reclamation Program shall be made at the beginning of each month of the Budget period.  An election to contribute to a Program may not be changed or modified as to a Participant’s percentage contribution during the course of the Program. The Manager will not commence any Program until its Budget has been fully committed to by one or more Participants.

9.6

Votes Required for Approval.  The Program and Budget may be adopted in whole or in part as follows:

(a)

Production Budgets and Reclamation Budgets.  Production Budgets and/or Reclamation Budgets, shall be adopted by the favorable vote of the Participants representing a majority of the Participating Interests.

(b)

Construction or Development Budgets.  Construction or Development Budgets may be proposed for a single year or multiple years.  In each year for which a vote on a Construction or Development Budget is required, all proposed expenditures for Construction or Development for that year and the amount of a multiple year Construction or Development Budgets will be aggregated in a single Construction or Development Budget for purposes of determining the vote required to adopt the proposed single year Construction or Development Budget for that year.

1)

For any single year in which the aggregate of all Construction or Development is $10 million or less, a favorable vote of the Participant or Participants representing a majority of the Participating Interests shall be required to adopt a Construction or Development Budget;

2)

For any single year in which the aggregate of all Construction or Development Budgets is more than $10 million, a unanimous favorable vote of all Participants shall be required to adopt a Construction or Development Budget;

3)

For any multiple year Construction or Development Budget that is $10 million or less in any single year and is $25 million or less in the aggregate, a favorable vote of the Participant or Participants representing a majority of the Participating Interests shall be required to adopt the Construction or Development Budget; and

4)

For any multiple year Construction or Development Budget of more than $10 million in any single year or more than $25 million in the aggregate, a unanimous favorable vote of all Participants shall be required to adopt the multiple year Construction or Development Budget.

(c)

Exploration Budgets.  Exploration Budgets for Exploration within the Area of Interest of $1.5 million or less shall be adopted by the favorable vote of the Participant or Participants representing a majority of the Participating Interests.  Exploration Budgets for Exploration within the Area of Interest of more than $1.5 million require a unanimous favorable vote of all Participants for adoption.

(d)

Indexing of Budgetary Limits.  The budgetary limits set out in Sections 9.6(a), (b) and (c) shall be indexed upwards or downwards by multiplying each amount by a fraction, the numerator of which is the latest available Producers Price – All Commodities Index and the denominator of which is the most recently available Producers Price – All Commodities Index as of  December 1, 2004.

9.7

Budget Overruns; Program Changes.  The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget.  If the Manager exceeds an adopted Budget by more than ten percent (10%), then the excess over ten percent (10%), unless directly caused by an emergency expenditure made pursuant to Section 9.8, due to unforeseen events beyond the reasonable control of the Manager, or unless otherwise authorized by the Management Committee, shall be for the sole account of the Manager and such excess shall not be included in the calculations of the Participating Interests.  Budget overruns of ten percent (10%) or less shall be borne by the Participants in proportion to their respective Participating Interests as of the time the overrun occurs.

9.8

Emergency Expenditures.  In case of emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation.  The Manager shall promptly notify the Participants of the emergency expenditure, and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency expenditures are incurred.

9.9

Interim Program and Budget.  If the Management Committee for any reason has failed to adopt a Program and Budget to succeed an expiring or completed prior Program and Budget, the Manager shall continue operations at levels necessary to maintain the Assets and to comply with any and all legal obligations of the Venture.

9.10

Non-Manager Programs

(a)

In the case (and only in the case) of low activity or inactivity by the Manager (i.e., total ongoing approved Programs and Budgets below $1 million per calendar year), Non-Manager may prepare for review and submit to the Management Committee and the Manager, pursuant to the procedures and timing set forth in Section 9.4, a Program and Budget proposing

Exploration, Development, Construction, Production or Reclamation to be conducted on any portion of the Properties which is not, at the time of such Non-Manager Program, subject to an existing or proposed Manager Program.  The Program and Budget shall comply with the requirements of Section 9.3.  The Non-Manager shall first comply with the provisions of Section 9.4(a) concerning submission to and approval by the Management Committee of the Non-Manager’s Program.

(b)

If the Manager and/or Management Committee propose a modification to such Non-Manager Program, the Manager and the Non-Manager shall seek for a period not to exceed thirty (30) days to develop a revised Non-Manager Program acceptable to the Manager and the Non-Manager.

(c)

By notice to the Non-Manager forty-five (45) days after the later of the date of the meeting of the Management Committee at which a Non-Manager Program is approved or the end of any period during which the Management Committee seeks to develop a revised Non-Manager Program, the Manager shall:

1)

Advise the Non-Manager that it approves and elects to participate in such Non-Manager Program, with any revisions agreed to by the Manager and the Non-Manager;

2)

Advise the Non-Manager that it elects to contribute in some lesser amount than its Participating Interest, or not at all to such Non-Manager Program, with any revisions agreed to by the Manager and the Non-Manager or;

3)

Advise the Non-Manager if such Non-Manager Program would interfere with existing or proposed Programs.

(d)

If the Manager fails timely to make an election under Section 9.10(c), it shall be deemed to have elected not to contribute to such Non-Manager Program.  If the Manager elects to participate in a Non-Manager Program, the Manager shall act as Manager of the Program, the Participants shall contribute to such Non-Manager Program in proportion to their respective Participating Interests and such Non-Manager Program shall be treated for all purposes of this Agreement as an adopted Program and Budget.

(e)

If the Manager elects to contribute to such Non-Manager Program in some lesser amount than its Participating Interest, or not at all, the Non-Manager shall be deemed appointed Manager of the Non-Manager Program, the Manager’s Participating Interest shall be recalculated as provided in Section 6.3 and the Non-Manager shall have the deciding vote on all deadlocked decisions of the Management Committee relating to such Non-Manager Program as long as it remains Manager thereof, notwithstanding the fact that the Manager may have a greater Participating Interest.

(f)

If the Manager advises the Non-Manager that such Non-Manager Program would interfere with existing or proposed Programs, such Non-Manager Program shall be deemed withdrawn, subject to the Non-Manager’s right to re-submit, such Non-Manager Program at such time as it would not interfere with existing or proposed Programs.  Notwithstanding the foregoing, if the Non-Manager disputes such interference, the Parties shall follow the dispute resolution procedures set forth in Section 17.15, and, if it is resolved that the Non-Manager Program will not interfere with existing or proposed Programs, then the Non-Manager shall have the right to conduct the Non-Manager Program and the Manager shall be deemed to have elected not to participate in the Non-Manager Program.

ARTICLE X

ACCOUNTS AND SETTLEMENTS

10.1

Monthly Statements.  Within fifteen (15) days after the end of each calendar month, the Manager shall  submit to the Management Committee monthly statements of accounts reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

10.2

Cash Calls.  The Manager shall submit to each Participant prior to the last day of each month, a billing for estimated cash requirements for the next month on the basis of the adopted Program and Budget.  Within ten (10) days after receipt of each billing, each Participant shall advance to the Manager its proportionate share of the estimated amount.  Time is of the essence of payment of such billings.  The Manager may maintain a cash balance approximately equal to the rate of disbursement for up to sixty (60) days and shall promptly distribute to the Participants any funds in excess of that amount.  All funds retained by the Manager in excess of immediate cash requirements shall be invested in interest-bearing accounts in a bank to be selected by the Manager, for the benefit of the Joint Account.

10.3

Failure to Meet Cash Calls.  A Participant that fails to meet cash calls in the amount and at the times specified in Section 10.2 shall be in Default, and the amounts of the Defaulted cash call shall bear interest from the date due at an annual rate equal to five (5) percentage points over the Prime Rate, but in no event shall said rate of interest exceed the maximum permitted by law.  The non-Defaulting Participant shall have those rights, remedies and elections specified in Section 6.4.

10.4

Audits.  Upon request made by any Participant within twelve (12) months following the end of any calendar year (or, if the Management Committee has adopted an accounting period other than the calendar year, within twelve (12) months after the end of such period), the Manager shall order an audit of the accounting and financial records for such calendar year (or other accounting period).  All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three months after receipt of the audit report.  Failure to make any such exception or claim within the three-month period shall mean the audit is correct and binding upon the Participants.  The audits shall be conducted by a firm of certified or chartered public accountants selected by the Manager, unless otherwise agreed by the Management Committee.

ARTICLE XI
DISPOSITION OF PRODUCTION

11.1

Taking in Kind.  Unless otherwise provided herein, each Participant thereto owning a Participating Interest shall on a monthly basis, take in kind or separately dispose of its share of the Products in the form of doré or refined metal produced from the Properties.  That share shall be defined by the Participant’s Participating Interest in the Products.  Risk of loss of any Products held for each Participant’s respective account shall be borne by such Participant, provided that such loss is not caused by the Manager’s gross negligence, intentional misconduct or bad faith.  Any extra expenditure incurred in the taking in kind of separate disposition by any Participant of its Participating Interest in Products shall be borne by such Participant.  Each Participant shall take possession of such Products at the mine site or the depository where held after all processing, smelting and/or refining of the Products is completed, and will thereafter bear the responsibilities and costs of transportation, security and related expenses, and shall, at its own expense, construct, operate and maintain any facilities necessary to receive, store and dispose of its share of production.

11.2

Failure to Take in Kind.  If a Participant fails to take in kind or separately dispose of its share of Products as required by Section 11.1 after ten (10) days’ notice by the Manager, the Manager may either (a) charge the delinquent Participant 110% of the cost and expense of storing such Products; or (b) act as the delinquent Participant’s agent to have an independent contractor remove the Products and store them for the delinquent Participant’s account; or (c) purchase, for a period of time consistent with the minimum needs of the industry, but not to exceed one (1) year, the Participant’s share of Products or sell such share as agent for the Participant on terms no less favorable than the prevailing market price in the area and credit such Participant’s account with the proceeds therefrom.  Subject to the terms of any such contracts of sale then outstanding, during any period that the Manager is purchasing or selling a Participant’s share of production, the Participant may elect by notice to the Manager to take in kind. The Manager shall be entitled to deduct from the proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale.

11.3

Sale of Products.  Each Participant hereby authorizes the Manager to negotiate on its behalf the terms of any marketing, smelting or refining agreement recommended to the Management Committee by the Manager.  Such authority shall continue until revoked by written notice delivered to the Manager.  Notwithstanding the foregoing, (a) each Participant shall be responsible for approving the final terms of any such agreement and shall execute the same on its own behalf; (b) each Participant shall continue to have the right to take its share of production in kind as provided in this Article XI.

ARTICLE XII
WITHDRAWAL AND TERMINATION

12.1

Termination by Expiration or Agreement.  This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

12.2

Withdrawal.

(a)

A Participant may elect to withdraw as a Participant by giving notice to the other Participant of the effective date of withdrawal, which shall be the later of the end of the then current Program and Budget, or at least thirty (30) days after the date of the notice.

(b)

A Participant that allows its Participating Interest in the Properties to be reduced to less than ten percent (10%) under Section 6.5 will be deemed to have withdrawn from the entire Properties.

(c)

In the event that upon a withdrawal by a Participant, there is only one (1) remaining Participant, this Agreement shall terminate; otherwise, this Agreement shall remain in effect between the remaining Participants.

(d)

Upon withdrawal of a Participant, the withdrawing Participant shall be deemed to have transferred to the remaining Participant(s) its Participating Interest, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, except those royalties and other exceptions to title described in the Property Agreements and Section 6.5, and those other interests and exceptions to which both Participants have given their written consent after the date of this Agreement.  The withdrawing Participant shall execute and deliver all instruments as may be necessary to effect the transfer of its Participating Interest.  Any withdrawal under this Section 12.2 shall not relieve the withdrawing Participant of its share of liabilities to third persons (whether such accrues before or after such withdrawal) arising out of Operations conducted hereunder prior to such withdrawal.  For purposes of this Section 12.2, the withdrawing Participant’s share of such liabilities shall be equal to its Participating Interest at the time such liability was created or incurred.

12.3

Continuing Obligations.  On termination of this Agreement under Section 12.1, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts.  Such continuing obligations include liability for all amounts chargeable with respect to any Budget to which the withdrawing Participant is committed, including costs incurred pursuant to such Budget after the effective date of withdrawal but not in excess of the most recent cost estimates committed to, or approved by, such withdrawing Participant.  The withdrawing Participant shall also remain liable for any liability arising out of Operations which accrues before withdrawal, including Environmental Compliance.

12.4

Disposition of Assets on Termination.  Promptly after termination of this Agreement under Section 12.1, the Manager shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture.  The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Venture to third parties and then to satisfy any debts, obligations or liabilities owed to the Participants.  Before distributing any funds or Assets to Participants, the Manager shall have the right to segregate amounts that, in the Manager’s reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations.  The foregoing shall not be construed to include the repayment of any Participant’s capital contributions or Capital Account balance.  Thereafter, any remaining cash and all other Assets shall be distributed (in undivided interests unless otherwise agreed) to the Participants.  No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant’s Participating Interest has been terminated pursuant to this Agreement.

12.5

Transfer Covenants.  A Participant that withdraws pursuant to Section 12.2, is a “withdrawing Participant” as the term is used in this Section.  If a withdrawing Participant, or the Affiliate of a withdrawing Participant, acquires any interest from a third party within the Area of Interest for twelve (12) months after the effective date of withdrawal, such withdrawing Participant or Affiliate shall be obligated to offer to convey to the non-withdrawing Participant, at cost, any such property or interest so acquired.  Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within forty-five (45) days after it receives the offer.

12.6

Right to Data After Termination.  After termination of this Agreement pursuant to Section 12.1, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a Participant shall not be entitled to any such information acquired or developed after that date.  The requesting Participant shall bear all costs and expenses incurred in copying such information.

12.7

Continuing Authority.  On termination of this Agreement under Section 12.1 or the withdrawal of a Participant pursuant to Section 12.2, the Manager shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to:  (a) wind up Operations; and, (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal.  The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.

ARTICLE XIII
AREA OF INTEREST

13.1

General.  Any interest or right to acquire any interest in real property (or mineral estate therein) within the Area of Interest acquired during the term of this Agreement by or on behalf of a Participant or any Affiliate shall be subject to the terms and provisions of this Article.

13.2

Notice to Nonacquiring Participant.  Within thirty (30) days after the acquisition of any interest or the right to acquire any interest in real property wholly or partially within the Area of

Interest (except real property acquired by the Manager pursuant to a Program), the acquiring Participant shall notify the other Participant of such acquisition.  The acquiring Participant’s notice shall describe in detail the acquisition, the lands and minerals covered thereby, the cost thereof, committed work expenditures and reclamation obligations, and the reasons why the acquiring Participant believes that the acquisition of the interest is in the best interests of the Participants under this Agreement.  In addition to such notice, the acquiring Participant shall provide the non-acquiring Participant with copies of all instruments documenting the acquisition, and shall keep any and all other information concerning the acquired interest available for inspection by the other Participant.

13.3

Option Exercised.  If, within thirty (30) days after receiving the acquiring Participant’s notice, the other Participant notifies the acquiring Participant of its election to accept a Participating Interest in the acquired interest the acquiring Participant shall convey to the other Participant, by appropriate conveyance, such a proportionate undivided interest therein.  The acquired interest shall become a part of the Properties for all purposes of this Agreement immediately upon the notice of such other Participant’s election to accept the proportionate interest therein.  Such other Participant shall promptly pay to the acquiring Participant its proportionate share of the latter’s actual out-of-pocket acquisition costs, including the value of any shares or other securities issued therefore.

13.4

Option Not Exercised.  If the other Participant does not give such notice within the thirty (30) day period set forth in Section 13.3, it shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Properties or be subject to this Agreement.

ARTICLE XIV
ABANDONMENT AND SURRENDER OF PROPERTIES

14.1

Surrender or Abandonment of Property.  The Management Committee may authorize the Manager to surrender or abandon part or all of the Properties.  If the Management Committee authorizes any such surrender or abandonment over the objection of a Participant, the Participant that desires to abandon or surrender shall transfer to the objecting Participant, by appropriate conveyance and without cost to the surrendering Participant, all of the surrendering Participant’s interest in such Property to be abandoned or surrendered, and the abandoned or surrendered Property shall cease to be part of the Properties.  If Properties to be abandoned or surrendered are included in a mining lease or sublease, abandonment shall be conducted in accordance with and only to the extent permitted by any appurtenant mining lease or sublease.  Any Transfer under this Section 14.1 shall not relieve the transferring Participant of its share of liabilities to third persons arising out of Operations conducted prior to such Transfer.  Any assignment of an interest in part of the Properties pursuant to this Section 14.1 shall not reduce or change the transferor’s Participating Interest.

14.2

Reacquisition.  If any Properties are abandoned or surrendered under the provisions of this Article XIV, then, unless this Agreement is earlier terminated, neither Participant nor any Affiliate thereof shall acquire any interest in such Properties or a right to acquire such Properties for a period of two (2) years following the date of such abandonment or surrender.  If a Participant reacquires any Properties in violation of this Section 14.2, the other Participant may elect by notice to the reacquiring Participant within forty-five (45) days after it has actual notice of such reacquisition, to have such properties conveyed to it.  In the event such an election is made, the reacquired properties shall thereafter be treated as Properties, and the costs of reacquisition shall be borne solely by the reacquiring Participant and such costs shall not be included for purposes of calculating the Participants’ respective Participating Interests.

ARTICLE XV
TRANSFER OF INTEREST

15.1

General.  Subject to the terms of any appurtenant leases or subleases, a Participant shall have the right to Transfer to any third party all or any part of its interest in or to this Agreement, its Participating Interest solely as provided in this Article XV.

15.2

Limitations on Free Transferability.  The Transfer right of a Participant(s) in Section 15.1 shall be subject to the following terms and conditions:

(a)

No transferee of all or any part of the interest of a Participant in this Agreement, or any Participating Interest shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer, and except as provided in Sections 15.2(g) and 15.2(h), the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the Transferring Participant;

(b)

No Participant, without the consent of the other Participant, shall make a Transfer which shall create a tax partnership prohibited by the provisions of Section 4.2; or prohibit or limit the Venture under then applicable law from obtaining, amending, revising, renewing or maintaining in good standing any permits or approvals necessary to conduct operations.

(c)

No Transfer permitted by this Article XV shall relieve the transferring Participant of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

(d)

The transferring Participant and the transferee shall bear all tax consequences of the Transfer;

(e)

In the event of a Transfer of less than all of a Participating Interest, the Transferring Participant and its Transferee shall act and be treated as one Participant and in such event the Transferring Participant and its Transferee are jointly and severally liable to the other Participants;

(f)

No Participant shall Transfer any interest in this Agreement or the Assets except by Transfer of part or all of its Participating Interest;

(g)

If the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subject to the terms of this Agreement and the rights and interests of the other Participant hereunder.  Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement;

(h)

If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article XI creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement;

(i)

Only consideration which can be reasonably valued or expressed in United States currency shall be used for Transfers for consideration; and

(j)

Regardless of the number of Transfers, the total Net Profits Interest available to be divided among all non-Participants pursuant to Section 6.4(b) or 6.5 hereof shall not exceed the Net Profits Interest percentage determined under Section 6.5 at the time of its creation.

15.3

Preemptive Right.  Except as otherwise provided in Section 15.4, if a Participant desires to Transfer all or any part of its interest in this Agreement or its Participating Interest, the other Participant shall have a preemptive right to acquire such interests as provided in this Section 15.3.

(a)

A Participant intending to Transfer all or any part of its Participating Interest shall promptly notify the other Participant of its intentions.  The notice shall state the price and all other pertinent terms and conditions of the intended Transfer, and shall be accompanied by a copy of an offer or contract for sale to the other Participant. If the offer consideration includes or contemplates other than U.S. currency such consideration shall be valued and expressed in U.S. currency on a reasonable basis for purposes hereof.  The other Participant shall have sixty (60) days from the date such notice is delivered to notify the transferring Participant whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice.  If it does so elect, the Transfer shall be consummated promptly after notice of such election is delivered to the transferring Participant.

(b)

If the other Participant fails to so elect within the period provided for in Section 15.3(a), the transferring Participant shall have ninety (90) days following the expiration of such period to consummate the proposed Transfer at a price and on terms no less favorable than those offered by the Transferring Participant to the other Participant in the notice required in Section 15.3(a).

(c)

If the Transferring Participant fails to consummate the proposed Transfer within the period set forth in Section 15.3(b), the preemptive right of the other Participant in such offered interest shall be deemed to be revived.  Any subsequent proposal to Transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 15.3.

15.4

Exceptions to Preemptive Right.  Section 15.3 shall not apply to the following:

(a)

Transfer by a Participant of all or any part of its Participating Interest to an Affiliate provided that if the Transferee ceases to be an Affiliate it shall be required to offer to sell such Participating Interest to the other Participant in accordance with Section 15.3 at a price equal to the fair market value of such Participating Interest as determined by an independent appraiser agreed to by the Participants;

(b)

Incorporation of a Participant, or corporate merger, consolidation, amalgamation or reorganization of a Participant by which the surviving entity shall possess substantially all of the equity interest holders or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Participant;

(c)

The grant by a Participant of a security interest in any interest in this Agreement, any Participating Interest by bona fide third-party mortgage, deed of trust, pledge, lien or other encumbrance made subject to the terms hereof;

(d)

A sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to Article XI.

ARTICLE XVI

CONFIDENTIALITY

16.1

General.  The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Participants and, except as provided in Section 16.2, shall not be disclosed to any third party or the public without the prior written consent of the other Participant, which consent shall not be unreasonably withheld.

16.2

Exceptions.  The consent required by Section 16.1 shall not apply to a disclosure:

(a)

To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

(b)

To any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

(c)

To a governmental agency or to the public which the disclosing Participant believes in good faith is required by pertinent law or regulation or the rules of any stock exchange.

In any case to which this Section 16.2 is applicable, the disclosing Participant shall give notice to the other Participant concurrently with the making of such disclosure.  As to any disclosure pursuant to Section 16.2(a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this Article XVI.

16.3

Press Releases.  The Parties shall consult with each other for a reasonable period of time before issuing any press release or public statement with respect to the Properties.  Neither Party nor their respective Affiliates shall issue any press release or public statement mentioning the name of the other or of any entity related to the other without the other Party’s prior written approval (which approval shall not be unreasonably withheld) except as required on advice of counsel, by any law or by the rules of any exchange on which the securities of such Party are listed.

16.4

Duration of Confidentiality.  The provisions of this Article XVI shall apply during the term of this Agreement and for one (1) year following termination of this Agreement pursuant to Section 12.1, and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two (2) years following the date of such occurrence.

ARTICLE XVII
GENERAL PROVISIONS

17.1

Notices.  All notices, waivers, payments and other required communications (“Notices”) to the Participants shall be in writing, and shall be addressed respectively as follows:

To: Hecla Mining USA, Inc. Attn: Ron Clayton VP-North American Operations 6500 N. Mineral Drive, Suite 200 Coeur d’Alene, Idaho 83815-9408 Telephone: (208) 769-4100 Facsimile: (208) 769-7612	To: Timberline Resources Corporation Attn: Stephen Goss, President P.O. Box 5034 Spokane, WA 99205 Telephone: (509) 747-5225 Facsimile: (509) 747-5250

All Notices shall be given 1) by personal delivery or courier to the Participant if delivered during normal business hours; or, 2) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested; or, 3) by registered or certified mail return receipt requested.  All Notices shall be effective and shall be deemed delivered 1) if by personal delivery or courier on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery; 2) if by electronic communication on the next business day following receipt of the electronic communication; and, 3) if solely by mail on the next business day after actual receipt.  A Participant may change its address by Notice to the other Participant.

17.2

Waiver.  The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party’s right thereafter to enforce any provision or exercise any right.

17.3

Modification.  No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

17.4

Force Majeure.  Except for any obligation to make payments when due hereunder and except for matters arising out of a Party’s lack of funds, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization, including access and occupancy rights from surface owners, curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors’ or subcontractors’ shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing.  The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof.  The affected Participant shall resume performance as soon as reasonably possible.

Commercial frustration, commercial impracticability or the occurrence of unforeseen events rendering performance hereunder uneconomical shall not constitute an excuse of performance of any obligation imposed hereunder.

17.5

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Idaho, except for its rules pertaining to conflicts of laws.

17.6

Rule Against Perpetuities.  Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty-one (21) years after the effective date of this Agreement.

17.7

Further Assurances.  Each of the Parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

17.8

Survival of Terms and Conditions.  All provisions of this Agreement shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run.

17.9

Entire Agreement; Successors and Assigns.  This Agreement contains the entire understanding of the Participants and Guarantors and supersedes all prior agreements and understandings between the Participants and Guarantors relating to the subject matter hereof.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants and Guarantors.  In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

17.10

 Memorandum.  At the request of either Participant, a Memorandum or short form of this Agreement, as appropriate, which shall not disclose financial information contained herein, shall be prepared and recorded by Manager.  This Agreement shall not be recorded but a summary memorandum may be filed with a securities regulatory authority.

17.11

Severability.  In the event that a court of competent jurisdiction determines that any term, part or provision of this Agreement is unenforceable, illegal or in conflict with any federal, state, or local laws, the Participants intend that the court reform that term, part or provision within the limits permissible under law in a way as to approximate most closely the intent of the Participants to this Agreement; provided that, if the court cannot make a reformation, then that term, part or provision shall be considered severed from this Agreement.  The remaining portions of this

Agreement shall not be affected and it shall be construed and enforced as if it did not contain that term, part or provision.

17.12

 Paragraph Headings.  The paragraph and other headings of this Agreement are inserted only for convenience and in no way define, limit or describe the scope or intent of this Agreement or effect its terms and provisions.

17.13

 Monetary Amounts.  All references to monetary amounts in this Agreement refer to United States dollars.

17.14

 Attorneys’ Fees.  The prevailing party in any dispute arising under this Agreement, except for disputes subject to 17.15, shall be entitled to an award of its reasonable attorneys’ fees and costs.

17.15

Dispute Resolution.  All disputes, claims, controversies and/or differences among the Parties shall be resolved in accordance with this section.

(a)

All disputes shall first be submitted in writing to the Manager, stating the basis of the dispute and copied to the Non-Manager Participants.  The Manager shall call a special meeting of the Management Committee for the purpose of seeking to resolve the dispute.  In the event the Management Committee is unable to resolve the dispute in a manner acceptable to all of the Participants, then the decision of the Management Committee shall be made as provided in Section 7.2.. In the event of a deadlock, the further provisions of this Section 17.15 shall apply.

(b)

 In the event of a deadlock on a proposed Program and Budget or on any other management matters under this Agreement then the issue along with a written statement of its position and the reasons in support of it by each Party shall be given to the respective Presidents of the Participants within fourteen (14) calendar days after the dispute arises. The Presidents shall have a period of up to twenty-one (21) calendar days from the date of notification of such dispute to discuss, document and resolve the issue.  The Manager shall call a special meeting of the Management Committee, which meeting shall be reconvened within fourteen (14) calendar days after expiration of the twenty-one (21) day period.   At the meeting, after taking into consideration the Presidents’ resolve or inability to resolve the issue, as documented, a new vote shall be taken; provided, however, that if the Presidents mutually have agreed on a resolution of the issue, the agreement shall be binding on the Participants, whose votes shall be in support of that agreement.  If the Presidents have not agreed on a resolution, and the vote is still deadlocked, the Participants shall submit the matter to binding arbitration pursuant to the Idaho Arbitration Act and the further provisions of this Section 17.5.

(c)

The arbitration proceeding shall be governed by one (1) arbitrator if the Participants can agree on one arbitrator, otherwise by three (3) arbitrators who appear on the list of arbitrators of the Judicial Arbiter Group, Inc. and are experienced in the mining industry and disputes among co-venturers.  The arbitrators shall not previously have been employed by either Party and shall not have a direct or indirect interest in either Party or the subject matter of the arbitration. Each Participant shall select one (1) arbitrator and the selected arbitrators shall mutually agree on the third arbitrator.  The findings of the arbitrator(s) shall be final and binding upon the Participants except as permitted by applicable law and the fees charged for such services shall be shared by the Participants in accordance with their respective Participating Interests.

(d)

If a dispute relates to a proposed Program and Budget, each Party shall be obligated to prepare and offer to the other Party and to the arbitrators, within ten (10) days of invocation of the arbitration, a written proposal to resolve the dispute. The arbitrators shall review each Party’s written proposal to resolve the dispute, may hear the Parties and such other persons as the arbitrator deems appropriate, and may review such evidence as the arbitrators deem relevant. However, the arbitrators’ decision making power under this Section 17.15(d) shall be to select one such proposal only with derivations therefrom only as may be agreed by the prevailing Party.

(e)

If a dispute relates to a matter other than a proposed Program and Budget, including defaults by a Participant or Manager, the arbitration shall be conducted pursuant to the Idaho Arbitration Act, and the provisions of Section 17.15(d) shall not apply.

(f)

While any dispute is pending, Manager shall take all reasonable actions to maintain Production and other Venture activities at levels immediately prior to such dispute.

17.16

Counterparts.  This Joint Operating Agreement may be signed by the Parties and Guarantors hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the execution date as set forth in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ACKNOWLEDGEMENTS

STATE OF IDAHO)
) ss.
County of Kootenai)

The foregoing instrument was acknowledged before me this 1st day of December, 2004, by Ronald W. Clayton, the Vice President-North American Operations of Hecla Mining Company, a Delaware corporation, on behalf of said corporation.

ANN C. ROBISON
NOTARY
PUBLIC
STATE OF IDAHO

Notary Public in and for the
State of Idaho
Residing at Hayden
My commission expires: 10/31/2006

STATE OF IDAHO)
) ss.
County of Kootenai)

The foregoing instrument was acknowledged before me this 1st day of December, 2004, by Stephen Goss, the President of Timberline Resources Corporation, an Idaho corporation, on behalf of said corporation.

ANN C. ROBISON
NOTARY
PUBLIC
STATE OF IDAHO

Notary Public in and for the
State of Idaho
Residing at Hayden
My commission expires: 10/31/2006

EARN-IN AGREEMENT
Hecla/Timberline
Page 26 of 26

EXHIBIT “E1”

PART I.

PROPERTIES

HECLA PROPERTIES:  Patented Mining Claims and Other Real Property Interests (mineral estate only) located in Section 13, Township 48 North, Range 5 East, and Sections 18, 19, 20, 29 and 30, Township 48 North, Range 6 East, Shoshone County, Idaho:

Mineral Survey 1879/Parcel MC0069

Mineral Survey 2358/Parcel MC0067

Boxer

Bull Pen

Lone Star

Independent Fraction

Nineteen Hundred

San Quentin

Snowstorm

Snowstorm Fraction

Mineral Survey 2670/Parcel MC0067

Manistee

Mineral Survey 2063/Parcel MC0289

Missoula

Snow Cap

Rose

Snowdrift

Snow Peak

Mineral Survey 2670/Parcel MC0069

Ground Squirrel

Mineral Survey 2066A/Parcel MC0289

Lost Horse

Illinois

Olive

Liberty

Slide

Protection

Slide Fraction

Snowstorm Cloud

Wisconsin

Wisconsin Fraction

Mineral Survey 2104/Parcel MC0289

Midlight

Mineral Survey 2724A/Parcel MC0067

Moonlight

Little Bert

Starlight

Mabel May No. 2

Sunlight

Mineral Survey 2737/Parcel MC0067

Mineral Survey 2223/Parcel MC0106

Babb

Calumet

Emma Mine

Calumet Fraction

Mary Mine

Go Between

Schneider

John H.

Lucky

Parcel 48N06E19-1350

Mortel

Lot 13

Saturday

Settin Sun

Tamarack

Mineral Survey 2302/Parcel MC0067

Nellie

TIMBERLINE PROPERTIES:  Unpatented Lode Mining Claims located in Township 48 North, Range 6 East, Shoshone County, Idaho:

Claim Name

County Document Number

BLM Serial Number

Timberline 5350

417835

187467

Timberline 5351

417836

187468

Timberline 5352

417837

187469

Timberline 5450

417838

187470

Timberline 5451

417839

187471

Timberline 5452

417840

187472

Timberline 5158

417860

187464

Timberline 5157

417861

187463

Timberline 5156

417862

187462

Timberline 5155

417863

187461

Timberline 5154

417864

187460

Timberline 5153

417865

187459

Timberline 5152

417866

187458

Timberline 5151

417867

187457

Timberline 5150

417868

187456

Timberline 5058

417869

187451

Timberline 5057

417870

187450

Timberline 5056

417871

187449

Timberline 5055

417872

187448

Timberline 5054

417873

187447

Timberline 5053

417874

187446

Timberline 5052

417875

187445

Timberline 5051

417876

187444

Timberline 5050

417877

187443

Timberline 5049

418116

187442

Timberline 5148

418117

187454

Timberline 5149

418118

187455

Timberline 5059

418119

187452

Timberline 5060

418120

187453

Timberline 5159

418121

187465

Timberline 5160

418122

187466

Timberline 6000

418123

187473

Timberline 6001

418124

187474

Timberline 6002

418125

187475

Timberline 6006

418953

187571

Timberline 6007

418954

187572

Timberline 6008

418955

187573

Timberline 6009

418956

187574

EXHIBIT “E1”

PART II.

PROPERTY AGREEMENTS

HECLA PROPERTY AGREEMENTS

Timberland Sale and Purchase Agreement by and between Hecla Mining Company, Abot Mining Company, Consolidated Silver Corporation, Moonlight Mining Company, Nine Corporation and Wall Street Mining Company, as Seller, and Louisiana-Pacific Corporation, as Buyer, Dated February 28, 1992, affecting the surface interests of MS 2223, 2302, 2358, 2724A, 2737 and Lot 13.

Stock Purchase Agreement and Property Exchange Agreement by and between Hecla Mining Company and Silver Mountain Lead Mines, both dated May 24, 1999, affecting the surface interests of MS 1879, 2063, 2066A and 2104.

EXHIBIT “E1”

PART III.

ROYALTIES AND EXCEPTIONS

Identify applicable royalties or other interests that affect the property.

EXHIBIT “E1”

PART IV.

AREA OF INTEREST

 [Insert Map]

EXHIBIT “E2”

ACCOUNTING PROCEDURES

I.  GENERAL PROVISIONS

It is the intent of the Manager and the Participants that the Manager, except as permitted by this Agreement, shall not lose or profit by reason of its duties and responsibilities as Manager.  The Accounting Procedures shall be reviewed by the Management Committee upon the request of the Manager or any Participant to assure that the Manager (directly or through its Affiliates) does not, except as permitted by this Agreement, make a profit or suffer a loss from serving as Manager.  The Management Committee shall, in good faith, endeavor to agree on modifications to these Accounting Procedures that will remedy any alleged unfairness or inequity.  In the event the Management Committee is unable to agree on modifications acceptable to all of the Participants, then the Participants shall follow the dispute resolution procedures in Section 17.15 of the Joint Operating Agreement.

1.

Definitions

All words indicated with initial capital letters shall have the meaning set forth in Article I of this Joint Operating Agreement.

2.

Conflict with Agreement

In the event of a conflict between the provisions of this Accounting Procedure and the provisions of the agreement to which this Accounting Procedure is attached (“Operating Agreement”), the provisions of the Operating Agreement shall control.

3.

Collective Action by Non-Manager

Where there are more than one Non-Manager, where an agreement or other action by Non-Manager is expressly required under this Accounting Procedure, and if the Operating Agreement contains no contrary provisions in regard thereto, the agreement or action of a majority in interest of the Non-Manager shall be controlling on all Non-Managers.

4.

Statements and Billings

A.

Prior to the first day of each month covered by an approved budget, or some other quantum of months as may be agreed by the Participants and such time being hereinafter referred to as the “Period,” each Participant shall advance to the Joint Accounts its proportionate share (i.e., according to its Participating Interest in the Joint Operation) of the total amount of the funds required for such Period, as reflected by the budget.  Manager shall pay and discharge all costs and expenses of the Joint Account as the same become due and payable.  Notwithstanding the failure of the Participants to approve any budget, each Participant shall advance to the Joint Account its proportionate share of such funds as the Manager shall by written notice advise the Participants are required for protecting and maintaining the Joint Properties and meeting the obligations properly incurred for the Joint Account.  No Participant shall be considered deficient as to any advance due from it unless it shall have been allowed at least ten (10) days (after receipt of copies of the approved budget on which determination of the amount to be advanced is based, or, in the case of an advance to be made pursuant to the next preceding sentence, after receipt of notice from the Manager in such regard) in which to make such advance.

B.

Manager shall provide Non-Manager on or before the last day of the month following each Period a statement of costs and expenses for the Period.  Such statement will reflect all charges and credits to the Joint Account, summarized by appropriate classifications indicative of the nature thereof.  Proper adjustments shall be made between advances and direct and indirect costs, to the end that each Participant shall bear and pay its proportionate share of direct and indirect costs incurred and no more or less.

5.

Payment and Advances by Non-Manager

In the case where advances have been insufficient to cover actual costs, the Manager, by written notice, shall advise Non-Manager of such deficiency and request that funds to cover such deficiency be paid in accordance with this paragraph 5 of Section I. If advances exceed actual costs, the Manager shall advise Non-Manager of such excess and advise Non-Manager of either a reduced amount required to be advanced for the next Period or return to the Participants their proportionate share of such excess.  Each Non-Manager shall pay pro rata share of any advance due for a Period or for a deficiency request for funds within ten (10) days after receipt of notice from Manager.  If payment is not made within such time, the unpaid balance shall bear interest at the annual rate of five  percent (5%) above the Prime Rate.

6.

Adjustments

Payments of any such advance or deficiency requests shall not prejudice the right of the Non-Manager to protest or question the correctness thereof, provided, however, all accounts and statements rendered to Non-Manager during any calendar year shall conclusively be presumed to be true and correct after twelve (12) months following the end of such calendar year, unless within the said twelve (12) month period a Non-Manager takes written exception thereto and makes claim on Manager for adjustment.  No adjustment favorable to Manager shall be made unless it is made within the same prescribed period.  The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Joint Property.

7.

Audits

The Manager shall, upon the request of any Participant with a Participating Interest under this Agreement, have an annual audit performed on the Manager’s accounts by a firm of auditors acceptable to the Participants which own the majority Participating Interest.  The cost of such annual audit shall be charged to the Joint Account.  In addition to the annual audit, any other work performed by these auditors (including the preparation of schedules for submission to any taxing authorities), if approved by the Management Committee, shall be charged to the Joint Account.

Notwithstanding the above, any audit, accounting, taxation or similar work performed at the request of any Participant to this Agreement for the exclusive benefit of that Participant shall be a charge to that Participant and not be a charge to the Joint Account.

A Non-Manager, upon written notice to Manager, shall have the right to audit Manager’s accounts and records relating to the accounting hereunder for any calendar year within the twelve (12) month period following the end of each calendar year, provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided above.  Where there are two or more Non-Managers, the

Non-Manager shall make every reasonable effort to conduct joint or simultaneous audits in a manner that will result in a minimum of inconvenience to the Manager.

II.  DIRECT CHARGES

Subject to limitations hereinafter prescribed, and unless otherwise provided in the Operating Agreement, Manager shall charge the Joint Account with the following items:

1.

Rentals, Royalties, Fees and Reclamation

A.

Rentals and royalties when such rentals, lease payments and royalties are paid by Manager for the Joint Account of the Participants.

B.

Any annual fee payment or assessment work expenditure on or for the Properties.

C.

A cash reclamation account that is funded on a per ounce basis to meet expected reclamation costs identified in the Feasibility Study as may be updated from time to time by an independent consultant and approved by the Management Committee.

2.

Labor

A.

Salaries and wages of Manager’s employees or Affiliates directly engaged in the conduct of the Joint Operations (except those entities’ executives and officers), and salaries or wages of technical employees who are temporarily assigned to and directly employed in the conduct of Joint Operations and whose salaries are not compensated for under Section III.

B.

Manager’s cost of holiday, vacation, sickness, and disability benefits and other customary allowances paid to the employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II and Paragraph 1 of Section III; except that in the case of those employees only a pro rata portion of whose salaries and wages are chargeable to the Joint Account under Paragraph 1 of Section III, not more than the same pro rata portion of the benefits and allowances herein provided for shall be charged to the Joint Account.  Cost under this Paragraph 2B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II and Paragraph 1 of Section III.  If percentage assessment is used, the rate shall be determined by the Management Committee, taking into consideration Manager’s cost experience.

C.

Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Manager’s labor cost of salaries and wages chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II and Paragraph 1 of Section III.

D.

Reasonable personal expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II and for which expenses the employees are reimbursed under Manager’s usual practice.

3.

Employee Benefits

Manager’s cost of established plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, severance payments and other benefit plans of a like nature, applicable to Manager’s labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II and Paragraph 1 of Section III.

4.

Material

Material and supplies (“Material”) purchased or furnished by Manager for use on the Joint Property.  So far as it is reasonably practical and consistent with efficient economical operation, only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use; and the accumulation of surplus stocks shall be avoided.  The charges for any Material or services provided by Manager or an Affiliate of Manager shall not exceed the prevailing charges or rates for such Material or services in the vicinity of the Joint Property and those services performed by Manager or Affiliate of Manager shall be under the same terms and conditions as are customary and usual in the vicinity of the Joint Property in contracts of independent contractors who are doing work of a similar nature.

5.

Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.

If Material is moved to the Joint Property from the Manager’s warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store or railway receiving point where like material is available, except by agreement with Non-Manager.

B.

If surplus Material is moved to Manager’s warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store or railway receiving point, except by agreement with Non-Manager.  No charge shall be made to Joint Account for moving Material to other properties belonging to Manager, except by agreement with Non-Manager.

C.

In the application of subparagraphs A and B above, there shall be no equalization of actual gross trucking costs of one hundred dollars ($100.00) or less.

6.

Off-Site Transportation of Ore

Transportation of Products from the Properties to any off-site processing facility.

7.

Processing Cost

It is understood at the time of the signing of this agreement that no final disposition of Products from the Properties has been arranged.  However, the intent of the parties can be summarized as follows:

A.

If the arrangement shall be toll milling, then the Participants shall take in kind and the costs required to beneficiate the Products to the point where delivery may be taken in kind are charged to the Joint Account as Processing Cost.

B.

If the arrangement shall be custom milling, the Processing Cost shall be the difference between the gross value of metal in the Products and the payment received for the Products.

8.

Services

A.

The cost of contract services and utilities procured from outside sources other than services covered by Paragraph 10 of this Section II of this Accounting Procedure.

B.

Use and services of equipment and facilities furnished by Manager as provided in Paragraph 2 of Section IV of this Accounting Procedure.

9.

Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or any other cause.  Manager shall furnish Non-Manager written notice of damages or losses incurred as soon as practical after a report thereof has been received by Manager.

10.

Legal Expenses

All costs and expenses of handling, investigating and settling litigation or claims arising by reason of the Joint Operations or necessary to protect or recover the Joint Property, including, but not limited to, attorneys’ fees, court costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims; provided:  (a) except as otherwise permitted herein, no charge shall be made for the services of Manager’s legal staff or other regularly employed legal personnel for legal services rendered solely on behalf of and for the benefit of Manager (such services being considered to be Administrative Overhead under Section III), except by agreement with Non-Manager; (b) no charge shall be made for the fees and expenses of outside attorneys in excess of ten thousand dollars ($10,000.00) unless the employment of such attorneys is approved by the Non-Manager; and (c) no settlement of litigation or claims for more than one hundred thousand dollars ($100,000.00) in cash or value shall be made by the Manager without prior approval of the Non-Manager.

11.

Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, of the production therefrom, and which taxes have been paid by the Manager for the benefit of all the Participants.  For greater certainty, any tax levied on income or profit of the Joint Venture is payable by each individual Participant to this Agreement and, to the extent paid by the Joint Account, is to be refunded to the Joint Account by each such Participant on whom such tax is assessed and/or levied.

12.

Insurance Premiums

Premiums paid for insurance required to be carried on the Joint Property for the protection of the Participants.

13.

Other Expenditures

Any other expenditures not covered or dealt with in the foregoing provisions of this Section II or in Section III, and which are incurred by the Manager for the necessary and proper conduct of the Joint Operations and pursuant to any applicable provisions of the Operating Agreement.

III.  INDIRECT CHARGES

Subject to limitations hereinafter prescribed, and unless otherwise provided in the Operating Agreement, Manager shall charge the Joint Account with the following items:

1.

Administrative Overhead

In addition to the charges made pursuant to Paragraph 1 above, Manager shall charge the Joint Account with an overhead charge calculated as follows:

A.

One percent (1%) of any expenditure for an item which would, under generally accepted accounting treatment for financial purposes, be capitalized and is not included as a direct charge included in Section II of the Account Procedure; plus

B.

Seven percent (7%) of all Direct Charges as defined in this Exhibit “E2”, except the Direct Charges identified in Section II, paragraphs 1A, 1B and 1C of this Exhibit “E2”, and for any individual contract in excess of fifty thousand dollars ($50,000.00) the fee shall be reduced to three percent (3%).

Such overhead rates may be amended from time to time by mutual agreement of the Participants hereto if, in practice, the rates are found to be insufficient or excessive.

2.

Depreciation and Amortization

The value of additional capital equipment and facilities acquired after Stage II will be amortized on a per ounce produced basis over the remaining mine life, or the expected useful life of the newly acquired capital asset, whichever is shorter.

IV.       BASIS OF CHARGES TO JOINT ACCOUNT

1.

Purchases

Material and equipment purchased and service procured shall be charged at the price paid by Manager after deduction of all discounts actually received.

2.

Material Furnished by Manager

Material required for operations shall be purchased for direct charge to the Joint Account whenever practicable, except that Manager may furnish such material from Manager’s stock under the following conditions:

A.

New Material (Condition “A”)

1)

New material transferred from Manager’s warehouse or other properties shall be priced F.O.B. the nearest reputable supply store or railway receiving point, where such material is available, at current replacement cost of the same kind of material.

2)

Cash discount shall be allowed.

B.

Used Material (Conditions “B” and “C”)

1)

Material which cannot be classified as Condition “A” but which are classified as Condition “B” or “C” as defined below shall be priced at fifty percent (50%) of new price.

(a)

“Condition B”:  after reconditioning will be further serviceable for original function as good secondhand material, or

(b)

“Condition C”:  is serviceable for original function but substantially not suitable for reconditioning.

2)

Material which cannot be classified as Condition “B” or Condition “C” shall be priced at a value commensurate with its use.

C.

Material Furnished by Manager When Not Readily Available

When material and/or supplies are not readily available from reputable supply sources due to scarcity, national emergency or governmental regulations, Manager may furnish such from its stock or properties at its nearest available supply and charge Manager’s full cost or replacement cost, as circumstances may require, of same to the Joint Account, including, without limitation, purchase price, procurement, warehousing, handling, transportation and all other costs incurred in connection therewith up to the time of delivery to the Joint Property.

3.

Premium Prices

Whenever materials and equipment are not readily obtainable at the customary supply point and at prices specified in Paragraphs 1 and 2 of this Section IV because of national emergencies, strike or other unusual causes over which the Manager has no control, the Manager may charge the Joint Account for the required materials on the basis of the Manager’s direct cost and expense incurred in procuring, such materials, in making it suitable for use, and in moving it to the location; provided, however, that notice in writing is furnished to Non-Manager of the proposed charge prior to billing the Non-Manager for the material or equipment acquired pursuant to this provision, whereupon Non-Manager shall have the right, by so electing and notifying Manager, within ten (10) days after receiving notice from the Manager, to furnish in kind, or in tonnage as the Participants may agree, at the location nearest railway receiving point, or Manager’s storage point within a comparable distance, all or part of its share of material or equipment suitable for use and acceptable to the Manager.  Transportation costs on any such material furnished by the Non-Manager, at any point other than at location, shall be borne by the Non-Manager.  If, pursuant to the provisions of this paragraph, the Non-Manager furnishes material or equipment in kind, the Manager shall make appropriate credits therefore to the Joint Account.

4.

Warranty of Material Furnished by Manager

Manager does not warrant the material furnished beyond the backing of the dealer’s or manufacturer’s guaranty; and in case of defective material, credit shall not be passed until adjustment has been received by Manager from the manufacturers or their agents.

5.

Manager’s Exclusively Owned Facilities

The following rates shall apply to service rendered to the Joint Account by facilities and equipment owned by Manager:

A.

Water, fuel, power, compressor and other auxiliary services at rates commensurate with cost of providing and furnishing such service to the Joint Account but not exceeding rates currently prevailing in the vicinity of the Joint Property.

B.

Automotive equipment at rates commensurate with cost of ownership and operation.  Automotive rates shall include cost of oil, gas, repairs, insurance and other operating expenses and depreciation; and charges shall be based on use in actual service on, or in connection with, the Joint Account operations.  Truck and tractor rates may include wages and expenses of driver.

C.

A fair rate shall be charged for the use of Manager’s fully owned machinery or equipment (other than automotive equipment) which shall be ample to cover maintenance, repairs, depreciation, and the service furnished the Joint Property;

provided that such charges shall not exceed those currently prevailing in the vicinity of the Joint Property.

D.

A fair rate shall be charged for laboratory services performed by Manager for the benefit of the Joint Account; provided such charges shall not exceed those currently prevailing if performed by outside service laboratories.

E.

Whenever requested, Manager shall inform Non-Manager in advance of the rates it proposes to charge.

F.

Rates shall be revised and adjusted from time to time by the Management Committee when found to be either excessive or insufficient.

V.  DISPOSAL OF EQUIPMENT AND MATERIAL

1.

Manager Not Obligated to Purchase

The Manager shall be under no obligation to purchase interests of Non-Manager in surplus new or secondhand material.  The disposition of major items of surplus material shall be subject to mutual determination by the Participants hereto; provided, Manager shall have the right to dispose of normal accumulations of junk and scrap material either by transfer or sale from the Joint Property.

2.

Material Purchased by the Manager or Non-Manager

Material purchased by either the Manager or Non-Manager shall be credited by the Manager to the Joint Account for the month in which the material is removed by the purchaser.

3.

Division in Kind

Division of material in kind, if made between Manager and Non-Manager, shall be in proportion to their respective interests in such material.  Each Participant will thereupon be charged individually with the value of the material received or receivable by each Participant, and corresponding credits will be made by the Manager to the Joint Account.  Such credits shall appear in the monthly statement of operations.

4.

Sales to Third Parties

Sales to third parties of material from the Joint Property shall be credited by Manager to the Joint Account at the net amount collected by Manager from any such third party.  Any claims by any such third party for defective material or otherwise shall be charged back to the Joint Account if and when paid by Manager.

VI.  BASIS OF PRICING MATERIAL TRANSFERRED FROM

JOINT ACCOUNT TO ACCOUNT OF EITHER PARTY

1.

New Price Defined

New price as used in the following paragraphs shall have the same meaning and application as that used in Section IV above, “Basis of Charges to Joint Account.”

2.

New Material

New Material (Condition “A”), being new material procured for the Joint Property but never used thereon, at one hundred percent (100%) of current new price (plus sales tax, if any).

3.

Good Used Material

Good used material (Condition “B”), being used material in sound and serviceable condition, suitable for reuse without reconditioning.

A.

At seventy-five percent (75%) of current new price (plus sales tax, if any) if material was charged to the Joint Account as new; or,

B.

At sixty-five percent (65%) of current new price (plus sales tax, if any) if material was originally charged to the Joint Account as Condition “B” material.

4.

Other Used Material

Used material (Condition “C”), at fifty percent (50%) of current new price (plus sales tax, if any), being used material which:

A.

After reconditioning will be further serviceable for original function as good secondhand material (Condition “B”), or

B.

Is serviceable for original function but substantially not suitable for reconditioning.

5.

Bad-Order Material

Material and equipment (Condition “D”) which is no longer useable for its original purpose without excessive repair cost but is further useable for some other purpose shall be priced on a basis comparable with that of items nominally used for that purpose.

6.

Junk

Junk (Condition “E”), being obsolete and scrap material at prevailing prices.

7.

Temporarily Used Material

When the use of material is temporary and its service to the Joint Property does not justify the reduction in price, such material shall be priced on a basis that will leave a net charge to the Joint Account consistent with the value to the Venture.

VII.  INVENTORIES

1.

Periodic Inventories, Notice and Representations

At reasonable intervals, but no less than annually, inventories shall be taken by Manager of the Joint Account material, which shall include all such material as is ordinarily considered controllable by operators of mining properties.  Written notice of intention to take inventory shall be given by Manager at least thirty (30) days before any inventory is to begin so that Non-Manager may be represented at an inventory.  Failure of Non-Manager to be represented at an inventory shall bind the Non-Manager to accept the inventory taken by Manager, who shall in that event furnish Non-Manager with a copy thereof.  The provisions of this paragraph do not apply if inventory is maintained on a perpetual basis.

2.

Reconciliation and Adjustment of Inventories

Reconciliation of inventory with charges to the Joint Account shall be made by each Participant in interest, and a list of overages and shortages shall be jointly determined by Manager and Non-Manager.  Inventory adjustments shall be made by Manager to the Joint Account for overages and shortages, but Manager shall be held accountable to non-Manager only for shortages due to lack of reasonable care.

3.

Special Inventories

Special inventories may be taken at the expense of the purchaser whenever there is any sale or change of interest in the Joint Property; and it shall be the duty of the Participant selling to notify all other Participants hereto as quickly as possible after the transfer of interest takes place.  In such cases, both the seller and the purchaser shall be represented and shall be governed by the inventory so taken.

EXHIBIT “E3”

INSURANCE

(a)

Manager as determined by the Management Committee shall maintain in the names of the Participants the following types of insurance with limits of liability as stated below and shall maintain insurance as required by the Operating Agreement, as a cost charged to the Joint Account, at all times while performing the operations for the benefit of the Participants.  Upon written request by any Participant, Manager shall provide certificates of insurance executed by the insurance companies evidencing the insurance placed by Manager and shall promptly deliver said certificates to said Participant.  The certificates procured by Manager shall provide that any major negative change in or the cancellation of any coverages for which certificates are issued shall not be valid as respects the certificate holder’s interests therein until the certificate holder and each Participant has had at least thirty (30) days’ notice in writing prior to such change or cancellation.  Insurance provided by Manager under subsection (a)(i), (a)(ii) and (a)(iii), below, shall contain a waiver of subrogation in favor of the Participants, if such waiver is available under such policies of insurance.  Manager and its contractors and subcontractors shall include the Participants as additional insureds, which inclusion shall be shown on appropriate certificates.

COVERAGE	MINIMUM LIMITS
(i) Workers’ Compensation (“WC”) and Employers’ Liability (“EL”) Insurance, including Occupational disease.	WC - Statutory EL - $500,000

(ii)  Business automobile liability insurance, including all owned, and hired vehicles; provided, if Manager uses non-owned vehicles, it shall first obtain coverage for such non-owned vehicles as part of the automobile liability insurance policy or under a rider thereto.

$1,000,000 combined single limit per occurrence for bodily injury and property damage.
(iii) Commercial general liability insurance including blanket contractual liability, personal injury, independent contractors.	$5,000,000 combined single limit per occurrence and in the annual aggregate for bodily injury, personal injury and property damage.

(b)

Manager shall cause all of Manager’s Affiliates, contractors and subcontractors to maintain Workers’ Compensation Insurance as prescribed by law, and to maintain Employer’s Liability Insurance, Business Automobile Liability Insurance in amounts equal to at least 90% of the amounts set forth above, and Commercial general liability insurance with a combined single limit of $1,000,000 and in the annual aggregate, at all times during the performance of Operations by such Affiliates, contractors or subcontractors.

EXHIBIT “E4”

NET PROFITS INTEREST DEFINITION

Pursuant to Section 6.5 of the Joint Operating Agreement (“JOA”) Net Profits Interest shall be determined as  provided in this Exhibit “E4”.  Capitalized terms shall be defined as provided in Section 3 of this Exhibit “E4”.

1.

OBLIGATION

1.01

If a Participant becomes entitled to a royalty (now a “Royalty Holder”) pursuant to the JOA, the Manager shall calculate, as at the end of each calendar quarter subsequent to the Completion Date, the Net Profits.

1.02

Subsequent to the Completion Date, the Manager shall within sixty (60) days of the end of each calendar quarter:

(a)

deliver to the Royalty Holder a statement indicating:

(i)

the Gross Receipts during the calendar quarter:

(ii)

the Allowable Costs deducted therefrom made in the order itemized in subsection 2.01 of this Exhibit “E4”;

(iii)

the amount of Net Profits remaining, if any; and

(iv)

the amount of those Net Profits, if any, to which the Royalty Holder is entitled; and

(b)

pay or cause to be paid to the Royalty Holder that percentage of the Net Profits, if any, to which the Royalty Holder is entitled under the JOA.

1.03

Each payment due to Royalty Holder hereunder shall be made by a single check made payable to a single bank designed in writing by Royalty Holder as the payee for purposes of payments due to Royalty Holder under this royalty.  Manager shall not be in default hereunder for failure to make any payment to Royalty Holder in a timely fashion if Royalty Holder fails or refuses to give Manager written notice designating a single bank to be the payee named on each and every check to be sent to Royalty Holder by Manager hereunder.

1.04

Nothing contained in the JOA or this Exhibit “E4” shall be construed as conferring on the Royalty Holder any right to or interest in any Properties or Assets except the right to receive royalty payments from the Participants as and when due.

1.05

In the event that the JOA is terminated in connection with the withdrawal of a Participant under Section 6.5 of the JOA or at any time after a Participant has become a Royalty Holder, the obligations of the Manager under this Exhibit “E4” shall be the obligation of the Participants to which the Properties are distributed upon such termination.

2.

NET PROFITS DEFINED

2.01

“Net Profits’ means the Gross Receipts (as defined in Section 3.01(c) herein) minus the following Allowable Costs (see Definition 3.01(a)):

(a)

Marketing Costs;

(b)

Distribution Costs;

(c)

Operating Costs;

(d)

Taxes and Royalties;

(e)

Interest Costs;

(f)

Capital Costs; and

(g)

Exploration Costs.

2.02

 If Gross Receipts minus Allowable Costs results in a net loss then that loss shall be carried forward and applied to any future Gross Receipts until it is fully recovered before a Net Profits Interest is earned or paid.

2.03

Allowable costs shall accumulate from the Royalty Effective Date in the case of the first quarterly calculation, or since the date of the last quarterly calculation in the case of any calculation subsequent to the first quarterly calculation.

2.04

In any case, the total Allowable Costs as of the Completion Date shall not be less than the Initial Contribution (as specified in Article V of the JOA) of the Participant that is not the Royalty Holder.

2.05

Allowable Costs shall be determined and recorded by the Manager in accordance with the Accounting Procedures attached as Exhibit “E2” (the “Accounting Procedures”) to the JOA.

3.

DEFINITIONS

3.01

In addition to the definitions provided in Article I of the JOA and under Article I of this Exhibit “E4,”and without limiting the generality thereof:

(a)

“Allowable Costs” means all items of outlay and expense whatsoever, both direct and indirect, incurred after the Royalty Effective Date with respect to the Properties or any Mine and properly chargeable under the Accounting Procedure, including, without limitation, the following Costs, together with the applicable administrative overhead charge as specified in Section III.1 of the Accounting Procedure:

(i)

“Capital Costs” means all Costs of preparing and equipping a Mine for Commercial Production incurred on or after the Production Decision Date to and including the Completion Date; and all sustaining capital costs thereafter;  and all Costs of obtaining financing and providing security; and all other costs considered as capital under generally accepted accounting or industry standards;

(ii)

“Construction Costs” means all Costs incurred under the JOA for Construction Operations, other than those Costs included in Capital Costs;

(iii)

“Development Costs” means all Costs incurred for Development under the JOA for Exploration Operations, other than Capital Costs;

(iv)

“Distribution Cost” means all Costs of:

(A)

transporting ore, concentrates, or other Products from a Mine or a mill to place of delivery designated by the purchaser and, in the case further refining, of transporting the metal from a mill/refinery to the place of delivery designated by the purchaser;

(B)

handling, warehousing (storage) and insuring the ores or products and metal; and

(C)

in the case of ores or concentrate tolled, of milling, smelting and refining, including any penalties hereon or in connection therewith;

(v)

“Exploration Costs” means all Costs incurred for Exploration under the JOA for Exploration Operations.

(vi)

“Marketing Costs” means such reasonable charge for marketing of Ores and Products sold or of Ores tolled as is consistent with generally acceptable industry marketing practices;

(vii)

“Production Costs” means all Costs of Production Operations, including, without limiting the generality of the foregoing: (A) an amount to be established by the Participants in good faith as representing the cost of mine closure, reclamation, clean up and Environmental Compliance following cessation of Commercial Production, it being agreed that Manager may charge a portion of that cost to the Royalty Holder’s account over a reasonable period of time commencing no sooner than five (5) years prior to the anticipated termination of Commercial Production; and (B) all other costs considered as costs of operating a Mine under generally accepted accounting or industry principles;

(viii)

“Taxes and Royalties” means all taxes (other than income taxes) fees, levies, assessments, royalties, and other payments of any and all kinds and descriptions whatsoever to Governmental Authorities under applicable Laws or to private persons or entities under Property Agreements with respect to the Mine, the Properties, or Operations thereon (including, without limitation, the Production and treatment of Products) Governmental Authority if paid by the Manager or Participants.

(b)

“Completion Date” means the date on which the Participants determine that the Program of preparing and equipping a Mine(s) for Commercial Production is complete.

(c)

“Gross Receipts” has the following meanings and shall be determined as the sum of the below subparts (i) through (viii), inclusive, irrespective of any actual arrangements for the sale or other disposition of Products by the Manager subsequent to the Royalty Effective Date, specifically including, but not limited to, forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements involving the possible delivery of gold, silver or other Products from the Properties.

(i)

refined gold (gold meeting the specifications of the London Bullion Market Association) shall be deemed to have been sold during the month when it is produced, and the Gross Receipts thereof shall be deemed to be an amount calculated by multiplying the number of produced ounces by the greater of the actual sales price received by Manager or the average during the same month of the London Bullion Market Association afternoon gold price fixings for one ounce of refined gold; and

(ii)

refined silver (silver meeting the specifications established for the London Bullion Market Association shall be deemed to have been sold during the month when it is produced, and the Gross Receipts thereof shall be deemed to be an amount calculated by multiplying the number of produced ounces by the greater of the actual sales price received by Manager or the average during the same month of the London Bullion Market Association Price quotations published by Platts Metals Week for one ounce of refined silver; and

(iii)

in all other cases, Gross Receipts means the actual amount actually paid to or finally credited to Manager in exchange for Products; and

(iv)

all proceeds received from the sale of the Properties or Assets subsequent to the Royalty Effective Date; and

(v)

all insurance recoveries (including amounts received to settle claims) in respect of loss of, or damage to any portion of the Properties or Assets subsequent to the Royalty Effective Date; and

(vi)

all amounts received as compensation for the expropriation or forcible taking of any portion of the Properties or Assets subsequent to the Royalty Effective Date; and

(vii)

the fair market value, at the Properties, of those Assets, if any, that are transferred from the Properties for use by and elsewhere subsequent to the Royalty Effective Date; and

(viii)

the amount of any negative Net Profits balances pursuant to subsection 2.03 of this Exhibit “E4”; to the extent that those receipts, recoveries or amounts have not been applied by the Participants as a recovery of any of the classes of Allowable Costs itemized in subsection 2.01 of this Exhibit “E4”.

(d)

“Production Decision Date” means the date on which a decision is made by the Participants to establish and operate a Mine(s) on the Properties.

(e)

“Royalty Holder” means the Participant to whom the royalty is granted, its successors and assigns.

(f)

“Royalty Effective Date” means the date on which a Participant has withdrawn or is deemed to have withdrawn from the JOA pursuant to Section 6.5 of the JOA.

4.

ADJUSTMENTS

4.01

Any charges, costs or expenses or any adjustments thereto which are actually made and given to Manager by a purchaser, shipper, processor or other creditor that were not take into account in a statement to Royaltyholder which accompanied a royalty payment shall be taken into account in determining the amount of the next royalty payment, but no such charges or adjustments shall otherwise affect the conclusiveness of preceding statements or payments.

5.

COMMINGLING

5.01

Manager shall have the right to mix or commingle, at any location and either underground or at the surface, any Products mined from the Properties with any ores, metals, minerals, or mineral products mined from other lands, provided that Manager shall determine the weight or volume of, sample and analyze all such ores, metals, minerals and mineral products before the same are so mixed or commingled.  Any such determination of weight or volume, sampling and analysis shall be made in accordance with sound and generally accepted sampling and analytic practices and procedures.  The weight or volume and the analysis so derived shall be used as the basis of allocation of mineral production royalties payable to Royaltyholder hereunder in the event of a sale by manager of materials so mixed or commingled.

6.

AUDIT

6.01

All Net Profits payments made in any calendar year shall be considered final and in full satisfaction of all obligations of the Participant paying Net Profits with respect thereto, unless the Royaltyholder receiving Net Profits gives written notice describing and setting forth a specific objection to the calculation thereof within six (6) months following the close of that calendar year or the date of an annual Net Profits Interests Statement, whichever is later.  If Royaltyholder objects in writing to the accuracy of a particular annual statement or the amount of the payment transmitted thereby within the required time frame, a certified public accountant mutually acceptable to the Manager and Royaltyholder shall be retained by Royaltyholder and may promptly audit Manager’s relevant books and records at an office selected by Manager and during Manager’s normal business hours.  Any such audit shall be made at the sole expense of Royaltyholder if the audit determines that the payment in question was accurate to within three percent (3%).  Any such audit shall be made at the sole expense of Manager if the audit determines that the payment in question was inaccurate by more than three percent (3%).  In any case, the adjustment payment in question shall be adjusted in the quarter following the completion of the audit to reflect the results of the audit.

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EXHIBIT “E5”

INITIAL PROGRAM AND BUDGET

[Initial Program and Budget to be attached after prepared by Manager as provided in Section 9.2 and approved by the Management Committee as provided in Section 9.4]